                                                                     Exhibit 2.2


                          AGREEMENT AND PLAN OF MERGER


                                  by and among

                               MB FINANCIAL, INC.,

                       MANUFACTURERS NATIONAL CORPORATION,

                               MANUFACTURERS BANK,

                               FSL HOLDINGS, INC.

                                       and

                              FIRST SAVINGS & LOAN
                          ASSOCIATION OF SOUTH HOLLAND








                                February 8, 2001

                                TABLE OF CONTENTS


Section                                                                                               Page
1.       The Mergers...................................................................................89
                  (a)      Holding Company Merger......................................................89
                  (b)      Bank Merger.................................................................90
                  (c)      Final Merger................................................................90
2.       Consummation of the Mergers...................................................................90
                  (a)      Closing and Effective Date..................................................90
                  (b)      Articles of Incorporation or Charter of Surviving Entities..................90
                  (c)      By-Laws of Surviving Entities...............................................91
                  (d)      Directors and Officers of Surviving Entities................................91
                  (e)      Continued Existence of Surviving Entities; Restructuring of Agreement.......91
3.       Conversion of Shares..........................................................................92
                  (a)      Merger Consideration........................................................92
                  (b)      Conversion..................................................................92
                  (c)      Effectiveness of the Mergers................................................92
                  (d)      Main Banking Premises and Branches..........................................93
                  (e)      Savings Accounts............................................................93
                  (f)      Reclassification of Seller Common...........................................93
                  (g)      Right to Receive Merger Consideration.......................................93
4.       Surrender of Certificates and Payment of Merger Consideration.................................93
                  (a)      Appointment of Exchange Agent...............................................93
                  (b)      Deposit of Merger Consideration with Exchange Agent.........................93
                  (c)      Payment of Merger Consideration.............................................94
                  (d)      Surrender of Certificates...................................................94
                  (e)      Special Procedures..........................................................94
5.       Appraisal Rights..............................................................................95
6.       Escheat.......................................................................................95
7.       Representations, Warranties and Covenants of the MBFI Parties.................................95
                  (a)      Due Organization............................................................95
                  (b)      Requisite Authority.........................................................95
                  (c)      Absence of Conflict.........................................................96
                  (d)      Government Approvals........................................................96
                  (e)      Funds to Consummate Merger; Requisite Capital...............................96
                  (f)      Proxy Information...........................................................97
                  (g)      Capital Stock...............................................................97
                  (h)      Reasonable Best Efforts.....................................................97
                  (i)      Absence of Claims...........................................................97
8.       Representations, Warranties and Covenants of Seller and Seller Subsidiary.....................97
                  (a)      Due Organization of Seller..................................................97
                  (b)      Subsidiaries................................................................98
                  (c)      Requisite Authority.........................................................99
                  (d)      Absence of Conflict.........................................................99


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                  (e)      Financial Statements.......................................................100
                  (f)      Taxes......................................................................101
                                   (i)      Filing of Tax Returns; Payments; Liens....................101
                                   (ii)     Delivery of Tax Returns...................................102
                                   (iii)    Payment of Taxes..........................................102
                                   (iv)     Compromise of Claims......................................102
                                   (v)      Parachute Payments........................................102
                  (g)      Material Contracts.........................................................102
                  (h)      Real and Personal Property.................................................103
                  (i)      Material Adverse Change....................................................104
                  (j)      Catastrophic Loss..........................................................104
                  (k)      Investigations and Litigation..............................................104
                  (l)      Accuracy of Minute Books...................................................104
                  (m)      Sufficiency of Records.....................................................104
                  (n)      Insurance..................................................................105
                  (o)      Licenses...................................................................105
                  (p)      Compliance with Law and Regulatory Requirements............................105
                  (q)      Accuracy of Stockholder Communications.....................................106
                  (r)      Investment Banker/Finder Fee...............................................106
                  (s)      Dividends..................................................................106
                  (t)      Employee Benefits..........................................................107
                                   (i)      Identification of Plans...................................107
                                   (ii)     Payment of Contributions..................................107
                                   (iii)    Pending Litigation........................................108
                                   (iv)     Fiduciary Compliance......................................108
                                   (v)      ERISA Compliance..........................................108
                                   (vi)     Change in Control Benefits................................108
                  (u)      Labor Contracts............................................................109
                  (v)      Real Estate Owned..........................................................109
                                   (i)      Environmental Permits.....................................109
                                   (ii)     Environmental Claims......................................109
                                   (iii)    Environmental Compliance..................................110
                  (w)      Seller Facilities..........................................................110
                  (x)      Loans......................................................................110
                  (y)      Investment Securities......................................................111
                  (z)      Intellectual Property......................................................111
                  (aa)     Governmental Reports.......................................................112
                  (bb)     Reserve for Possible Loan and Lease Losses.................................112
                  (cc)     Derivatives................................................................112
                  (dd)     Trust and Fiduciary Accounts...............................................112
                  (ee)     Affiliate Transactions.....................................................112
                  (ff)     Section 11.75 of the BCA...................................................113
                  (gg)     Government Approvals.......................................................113
                  (hh)     Reasonable Best Efforts....................................................113
                  (ii)     Absence of Claims..........................................................113


                                    85

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9.       Agreements with Respect to Conduct of Seller and the Affiliated
         Seller Entities..............................................................................113
                  (a)      Maintenance of Business....................................................113
                  (b)      Prompt Notification........................................................114
                  (c)      Restrictions...............................................................114
                  (d)      No Solicitation............................................................116
                  (e)      No Interference............................................................116
                  (f)      Payment of Liabilities.....................................................117
                  (g)      Prohibition Against Creation of Goodwill...................................117
                  (h)      Compliance with Law........................................................117
                  (i)      Maintenance of Operating Expense Levels....................................117
                  (j)      Maintenance of Books and Records...........................................117
                  (k)      Maintenance of Loan Loss Reserves..........................................117
                  (l)      Insider Loans..............................................................117
10.      Additional Agreements of Seller and Seller Subsidiary........................................117
                  (a)      Continuing Access to Information...........................................117
                  (b)      Sharing of Filings.........................................................118
                  (c)      Notification...............................................................118
                  (d)      Evidence of Title..........................................................118
                  (e)      Accruals and Reserves......................................................118
11.      Environmental Matters........................................................................119
                  (a)      Current Facilities.........................................................119
                  (b)      Future Acquisitions........................................................119
12.      Confidentiality..............................................................................119
13.      Stockholders' Approval.......................................................................119
14.      Regulatory Approvals.........................................................................120
15.      Seller Proxy Materials.......................................................................121
                  (a)      Preparation of Proxy Materials.............................................121
                  (b)      Conditions to Delivery of Proxy Materials..................................121
                                   (i)      Certificates with respect to Representations
                                            and Warranties............................................121
                                   (ii)     Proxy Transmittal Date....................................121
16.      Conditions Precedent to Obligations of the MBFI Parties......................................122
                  (a)      Accuracy of Representations and Warranties.................................122
                  (b)      Performance by Seller and Affiliated Seller Entities.......................122
                  (c)      No Material Adverse  Change................................................122
                  (d)      Certification..............................................................122
                  (e)      Approval by Stockholders...................................................122
                  (f)      Corporate Approvals........................................................122
                  (g)      Receipt of Requisite Approvals.............................................123
                  (h)      Legal Opinion..............................................................123
                  (i)      Governmental Approval......................................................123
                  (j)      No Adverse Decision........................................................123
                  (k)      Proceedings................................................................123
                  (l)      No Legal Prohibition.......................................................123


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                  (m)      Resignations...............................................................123
                  (n)      Data Processing Contract...................................................124
17.      Conditions Precedent to Obligations of Seller and Seller Subsidiary..........................124
                  (a)      Accuracy of Representations and Warranties.................................124
                  (b)      Performance by the MBFI Parties............................................124
                  (c)      Stockholder Approval.......................................................124
                  (d)      Legal Opinion..............................................................124
                  (e)      Corporate Approvals........................................................124
                  (f)      Receipt of Requisite Approvals.............................................124
                  (g)      Proceedings................................................................124
                  (h)      Certification by the MBFI Parties..........................................125
18.      Further Assurances...........................................................................125
19.      Payment of Expenses..........................................................................125
20.      Publicity and Reports........................................................................126
21.      Binding Effect...............................................................................126
22.      Law Governing................................................................................126
23.      Counterparts.................................................................................126
24.      Amendment and Waiver.........................................................................126
25.      Termination of Agreement.....................................................................126
                  (a)      Methods of Termination.....................................................126
                  (b)      Further Liability..........................................................128
26.      Termination Fees.............................................................................128
                  (a)      Breach by the MBFI Parties.................................................128
                  (b)      Breach by Seller or Seller Subsidiary......................................128
                  (c)      Acquisition Proposal (Seller or Seller Subsidiary
                           Termination)...............................................................128
                  (d)      Acquisition Proposal (MBFI Party Termination)..............................129
                  (e)      Tender or Exchange Offer...................................................129
                  (f)      Non-Fulfillment of Obligations of Seller or Seller
                           Subsidiary.................................................................129
                  (g)      Change of Control Filing...................................................130
                  (h)      Other Conditions...........................................................130
27.      Lists........................................................................................131
28.      Survival.....................................................................................131
29.      Notices......................................................................................131
30.      Entire Agreement.............................................................................132
31.      Remedies.....................................................................................132


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Exhibits:
---------

         Exhibit A - Certified copies of the resolutions of the Board of
                     Directors of each of the Parties approving this Agreement
         Exhibit B - List of Stockholders of Bank and Seller Subsidiary
         Exhibit C - Charter of the Bank Survivor
         Exhibit D - Statement of the Bank Survivor's capital, surplus and reserve for operating expenses
         Exhibit E - The Bank Survivor's detailed financial statement showing its assets and liabilities after the Final Merger
         Exhibit F - Locations of main banking premises and branches of the Bank
                     Survivor
         Exhibit G - Names and terms of office of the members of the Board of
                     Directors of the Bank Survivor
         Exhibit H - List of Persons Entering into Voting Agreements
         Exhibit I - Form of Voting Agreement
         Exhibit J - Form of Opinion of Counsel to Seller and Seller Subsidiary
         Exhibit K - Form of Opinion of Counsel to MBFI Parties


List Index:
-----------

         Schedule I - Disclosure Lists Delivered by Seller and Seller Subsidiary
                      to the MBFI Parties as of the Execution Date of the Merger Agreement:

         Paragraph 8 (a)   -        Commitment List
         Paragraph 8 (b)   -        Subsidiary List
         Paragraph 8 (f)   -        Tax List
         Paragraph 8 (g)   -        Contract List
         Paragraph 8 (h)   -        Real Estate List
         Paragraph 8 (k)   -        Litigation List
         Paragraph 8 (m)   -        Insurance List
         Paragraph 8 (p)   -        Law and Regulation List
         Paragraph 8 (t)   -        Employee Benefit Plan List
         Paragraph 8 (v)(i)-        Environmental List
         Paragraph 8 (x)   -        Loan List
         Paragraph 8 (y)   -        Investment Securities List
         Paragraph 8 (z)   -        Intellectual Property Rights List
         Paragraph 8 (cc)  -        Derivatives List
         Paragraph 8 (dd)  -        Fiduciary List
         Paragraph 8 (ee)  -        Affiliate Transaction List
         Paragraph 9(c)(iv)-        Amendment List

                                      88

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 8th day of February, 2001, by and among MB Financial, Inc., a Delaware corporation ("MBFI"), Manufacturers National Corporation, an Illinois corporation and wholly-owned subsidiary of MBFI ("Acquisition Sub"), Manufacturers Bank, an Illinois banking corporation and wholly-owned subsidiary of Acquisition Sub (the "Bank") (MBFI, Acquisition Sub and Bank being sometimes hereinafter referred to collectively as the "MBFI Parties"), FSL Holdings, Inc., an Illinois corporation ("Seller"), and First Savings & Loan Association of South Holland, a state-chartered thrift association and wholly-owned subsidiary of Seller ("Seller Subsidiary").

                               W I T N E S S E T H:
                               -------------------

         WHEREAS, the parties hereto desire that (i) Acquisition Sub shall be merged with and into Seller (the "Holding Company Merger"), (ii) simultaneously with the Holding Company Merger, Seller Subsidiary shall be merged with and into Bank (the "Bank Merger"), and (iii) immediately after the Holding Company Merger and the Bank Merger have been consummated, Seller shall be merged with and into Bank (the "Final Merger") (all of said mergers being sometimes hereinafter referred to as the "Mergers"), all upon the terms and conditions herein contained and in accordance with the Illinois Business Corporation Act (the "BCA") and the Illinois Banking Act, and the Board of Directors of each of the parties hereto deems the Mergers advisable and in the best interests of each such party and their respective stockholders, and each such Board of Directors has adopted a resolution approving this Agreement and the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations, warranties and covenants herein contained, and for the purpose of prescribing the terms and conditions of the Mergers, the mode of carrying each of the Mergers into effect, and such other details and provisions as are deemed desirable in connection with the Mergers, the parties hereto, intending to be bound hereby, agree as follows:

1. THE MERGERS. At the Effective Date (as such term is defined in Paragraph 2(a) hereof):

         (1) HOLDING COMPANY MERGER. Acquisition Sub will be merged with and into Seller, and Seller will be the surviving entity (the "Holding Company Survivor"), in accordance with the terms, conditions and provisions of this Agreement and the Articles of Merger (the "Holding Company Articles of Merger") to be filed with the Applicable Governmental Authorities (as such term is hereinafter defined in this Paragraph 1(a)), subject to the requisite approval of (i) the stockholders of Seller (the "Stockholders") and the sole stockholder of Acquisition Sub; and (ii) all applicable state and federal governmental bodies and agencies ("Applicable Governmental Authorities"), in accordance with the laws, rules and regulations governing or related to the Applicable Governmental Authorities ("Applicable Law").

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

         (2) BANK MERGER. Simultaneously with the Holding Company Merger, Seller Subsidiary will be merged with and into Bank, and Bank will be the surviving entity (the "Bank Survivor"), in accordance with the terms, conditions and provisions of this Agreement and such other documents as shall be required to be filed with the Applicable Governmental Authorities, subject to the requisite approval of (i) the respective stockholders of the parties to the Bank Merger; and (ii) the Applicable Governmental Authorities, in accordance with Applicable Law.

         (3) FINAL MERGER. Immediately subsequent to consummation of the Holding Company Merger and the Bank Merger, the Holding Company Survivor will be merged with and into the Bank Survivor, and the Bank Survivor will be the surviving entity, in accordance with the terms and provisions of this Agreement and such other documents as shall be required to be filed with the Applicable Governmental Authorities, subject to the requisite approval of: (i) the respective stockholders of the parties to the Final Merger; and (ii) the Applicable Governmental Authorities, in accordance with Applicable Law.

     2.  CONSUMMATION OF THE MERGERS.

         (1) CLOSING AND EFFECTIVE DATE. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at such time and at such place as shall be fixed by mutual agreement of the parties hereto. The Closing shall occur on the fifth business day of the first calendar month following the latest of (i) approval of the transactions contemplated by this Agreement by all of the Applicable Governmental Authorities, including the Commissioner, and the approval, consent or other action of such other governmental authorities having jurisdiction over the transactions contemplated by this Agreement as may be required; (ii) the expiration of any waiting period imposed by law; and (iii) satisfaction or waiver of the conditions set forth in Paragraphs 16 and 17 of this Agreement. Upon satisfaction of all conditions precedent to the consummation of the transactions contemplated by this Agreement, the requisite parties shall cause the Mergers to become effective by executing, acknowledging and filing, in accordance with the applicable provisions of all Applicable Law, such Articles of Merger and other documents as may be required by law, each in form reasonably acceptable to such parties and their respective counsel. Each of the respective forms of Articles of Merger and such other documents as may be required by law to be filed in connection with consummation of the transactions contemplated by this Agreement shall provide that the effective date of the Merger or Mergers to which it relates shall be the date of Closing, which date is hereinafter referred to as the "Effective Date". Whether or not the Commissioner approves this Agreement and the transactions contemplated thereby, Bank shall pay the Commissioner's expenses of examination.

         (2) ARTICLES OF INCORPORATION OR CHARTER OF SURVIVING ENTITIES.

             (1) The Articles of Incorporation of Acquisition Sub as in effect on the Effective Date shall be the Articles of Incorporation of the Holding Company Survivor, except as they shall be amended as set forth in the Holding Company Articles of Merger, and, as so amended, shall continue in full force and effect, until (1) otherwise amended as provided by law or by such Articles of Incorporation, or (2) consummation of the Final Merger, whichever comes first.

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             (2)  The charter of Bank as in effect immediately prior to consummation of the Bank Merger shall be the charter of the Bank Survivor after consummation of the Bank Merger and after consummation of the Final Merger, until duly amended in accordance with applicable law. A copy of said charter, showing the classes and number of authorized shares of capital stock and the par value of each share, is attached hereto as Exhibit C. The name of the Bank Survivor after consummation of both the Bank Merger and the Final Merger shall be "Manufacturers Bank." Attached as Exhibit D hereto is a statement of the Bank Survivor's capital, surplus and reserve for operating expenses after the Final Merger; and attached hereto as Exhibit E is a financial statement of the Bank Survivor showing its assets and liabilities after the Final Merger. No amendments to the charter of the Bank Survivor are contemplated in connection with the Bank Merger or the Final Merger.

         (3) BY-LAWS OF SURVIVING ENTITIES.

             (1) Subsequent to consummation of the Holding Company Merger, the By-Laws of Acquisition Sub as in effect on the Effective Date shall be the By-Laws of the Holding Company Survivor until (1) otherwise amended as provided by law or by such By-Laws, or (2) consummation of the Final Merger, whichever comes first.

             (2) Subsequent to consummation of the Bank Merger and the Final Merger, the By-Laws of Bank as in effect on the Effective Date shall be the By-Laws of the Bank Survivor, until otherwise amended as provided by law or by such By-Laws.

             (3) No amendments to the By-Laws of the Bank Survivor are contemplated in connection with the Bank Merger or the Final Merger.

         (4) DIRECTORS AND OFFICERS OF SURVIVING ENTITIES.

             (1) The directors and officers of Acquisition Sub on the Effective Date shall be the directors and officers of the Holding Company Survivor and shall hold office from and after the Effective Date until their respective successors are duly elected or appointed and qualified, or (2) consummation of the Final Merger, whichever comes first. Each of the directors of Seller, and each of the directors of the Affiliated Seller Entities (as such term is defined in Paragraph 8(b) hereof) shall, upon the request of the MBFI Parties, submit his or her written resignation from such positions with Seller and/or the Affiliated Seller Entities, effective as of the Closing.

             (2) The directors and officers of Bank on the Effective Date shall be the directors and officers of the Bank Survivor and shall hold office from and after the Effective Date, until their respective successors are duly elected or appointed and qualified.

         (5) CONTINUED EXISTENCE OF SURVIVING ENTITIES; RESTRUCTURING OF AGREEMENT. Following the Mergers, it is anticipated by the parties hereto that the sole survivors among the parties hereto shall be MBFI and the Bank Survivor, that the separate existence of Seller, Seller Subsidiary and Acquisition Sub (and Holding Company Survivor) shall cease. Notwithstanding the foregoing, the parties hereto agree that they shall amend this Agreement and modify the transactions

                                    91

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contemplated hereby in such manner as shall be reasonably necessary to accommodate and take into account those changes or modifications requested by all Applicable Governmental Authorities in order to achieve as nearby as possible the same objectives of the parties as expressed herein and still satisfy the Applicable Governmental Authorities that all applicable provisions of Applicable Law have been, or are being, complied with, even if it means that some of the parties hereto may have to change and/or some of the of the transactions contemplated hereby may have to be restructured and/or the timing thereof altered and/or new or substitute transaction documents need to be executed and filed with the Applicable Governmental Authorities, so long as (i) the Merger Consideration remains the same, and (ii) MBFI remains the ultimate owner, and in ultimate control, of all surviving entities resulting from such transaction.

     3.  CONVERSION OF SHARES.

         (1) MERGER CONSIDERATION. Subject to the further provisions of this Paragraph 3, on the Effective Date each issued and outstanding share of Common Stock, $1.00 par value, of Seller (the "Seller Common"), other than Dissenting Shares (as such term is defined in Paragraph 5 hereof), shall, without further action, cease to be an issued and outstanding share of Seller, and each such share of Seller Common (not including Seller Common held as treasury stock of Seller, all of which shall be cancelled and retired without further consideration) shall become and be converted into a right to receive the Merger Consideration, as determined in accordance with the provisions of this Agreement. For purposes hereof, the "Merger Consideration" shall mean the $165.00 per share of outstanding Seller Common that the MBFI Parties hereby agree to pay, transfer and assign to the Stockholders (other than the holders of Dissenting Shares) in accordance with the terms and conditions of this Agreement, subject to any adjustments provided for herein.

         (2) CONVERSION. On the Effective Date, all of the issued and outstanding shares of Common Stock, without par value, of Acquisition Sub (the "Acquisition Sub Common") shall be converted into and become, without further action of any of the parties hereto, an equal number of duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock, without par value, of the Holding Company Survivor. The certificates that formerly evidenced the issued and outstanding shares of Acquisition Sub Common shall, from and after the Effective Date, evidence for all purposes, ownership of the number of shares of the Common Stock of the Holding Company Survivor set forth in the immediately preceding sentence. Thereafter, upon consummation of the Final Merger, all of the issued and outstanding shares of Acquisition Sub Common shall, by virtue of the Final Merger, and without any action of the part of the holder of any shares of Acquisition Sub Common, be automatically canceled and retired and cease to exist and no consideration shall be delivered in exchange therefor, and the shares of Common Stock of the Bank Survivor issued and outstanding immediately prior to the Final Merger shall remain outstanding and unchanged.

         (3) EFFECTIVENESS OF THE MERGERS. Subject to the provisions of this Agreement, (i) the Holding Company Merger shall become effective upon the issuance of a certificate of merger with respect thereto by the Illinois Secretary of State, (ii) the Bank Merger shall become effective upon the issuance of a certificate of merger with respect thereto by the Commissioner, and (iii) the Final Merger shall become effective upon the later of (x) the issuance of a certificate of merger with

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

respect thereto by the Commissioner, and (y) the issuance of a certificate of merger with respect thereto by the Illinois Secretary of State.

         (4) MAIN BANKING PREMISES AND BRANCHES. The current main banking premises of Bank are located at 1200 N. Ashland, Chicago, Illinois 60622. The current main office of Seller Subsidiary is located at 475 East 162nd Street, South Holland, Illinois 60473. The main banking premises of the Bank Survivor shall be the current main banking premises of Bank. The main and branch offices of Seller Subsidiary shall be branches of the Bank Survivor. The main banking premises and branches of the Bank Survivor shall be located as set forth on Exhibit F, attached hereto.

         (5) SAVINGS ACCOUNTS. After the Final Merger, the Bank Survivor will continue to issue savings accounts on the same basis as Bank immediately prior to the Bank Merger, until duly amended in accordance with applicable law.

         (6) RECLASSIFICATION OF SELLER COMMON. In the event that between the date of this Agreement and the Effective Date, Seller subdivides the outstanding shares of Seller Common into a greater number of shares, or combines its outstanding shares of Seller Common into a smaller number of shares, or effects a reclassification of Seller Common, or pays a dividend in shares of its capital stock, then the Merger Consideration shall be adjusted so that the amount of Merger Consideration to be received with respect to each share of Seller Common shall be reduced or increased by an amount such that the aggregate relative amount of Merger Consideration received by each Stockholder is not increased or decreased as a result of such subdivision, combination, reclassification or dividend.

         (7) RIGHT TO RECEIVE MERGER CONSIDERATION. After the Effective Date and until surrendered for payment, each outstanding stock certificate that, prior to the Effective Date, evidenced shares of Seller Common shall be deemed for all purposes to evidence the right to receive the per share Merger Consideration payable hereunder, multiplied by the number of shares of Seller Common evidenced by said certificate, provided that, subject to the applicable provisions of Paragraph 4(d) hereof, in any matters relating to such certificates, the MBFI Parties may rely conclusively upon the record of stockholders maintained by Seller containing the names and addresses of the Stockholders on the Effective Date.

     4.  SURRENDER OF CERTIFICATES AND PAYMENT OF MERGER CONSIDERATION.

         (1) APPOINTMENT OF EXCHANGE AGENT. Prior to the Closing, LaSalle Bank National Association, or another exchange agent selected by the MBFI Parties and reasonably acceptable to Seller and Seller Subsidiary (the "Exchange Agent"), shall be appointed to act as the Exchange Agent in connection with the Holding Company Merger.

         (2) DEPOSIT OF MERGER CONSIDERATION WITH EXCHANGE AGENT. By the close of business of the Bank Survivor on the next business day after the Effective Date, the MBFI Parties shall deposit, or cause to be deposited, with the Exchange Agent, in trust for the Stockholders entitled thereto (other than holders of Dissenting Shares), immediately available funds in an amount

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sufficient to pay the Merger Consideration with respect to all shares of Seller
Common converted pursuant to Paragraph 3(a) hereof. All deposits with the Exchange Agent pursuant to this Paragraph 4 are referred to as the "Exchange Fund". The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement.

         (3) PAYMENT OF MERGER CONSIDERATION. Subject to the provisions of Paragraph 4(d) hereof, the MBFI Parties shall use their best efforts to cause the Exchange Agent to immediately remit to each of the Stockholders who has surrendered to the Exchange Agent (or any forwarding agent which may be appointed by the MBFI Parties) a certificate or certificates evidencing shares of Seller Common, together with any other documentation that reasonably may be required by the MBFI Parties and/or the Exchange Agent, the Merger Consideration to which the Stockholder shall be entitled under the provisions of Paragraph 3 of this Agreement with respect to such surrendered certificate or certificates. Remittances of the Merger Consideration by the Exchange Agent to the Stockholders shall be made without interest and shall be by bank check.

         (4) SURRENDER OF CERTIFICATES. Subject to Paragraph 4(e) hereof, prior to the Effective Date, the MBFI Parties shall cause the Exchange Agent to mail to each Stockholder a letter of transmittal, which among other matters shall specify how the surrender of Seller Common stock certificates in exchange for the Merger Consideration shall be effected (the "Letter of Transmittal"). There shall be no obligation to deliver the Merger Consideration in respect of any shares of Seller Common until (and then only to the extent that) the holder thereof surrenders the holder's certificate evidencing the shares of Seller Common for exchange as provided in this Paragraph 4, or, in lieu thereof, delivers to the Exchange Agent an appropriate affidavit of loss and an indemnity agreement, secured by a surety bond issued by a well-recognized surety company reasonably satisfactory to the MBFI Parties, in an amount equal to one hundred fifty percent (150%) of the value of the shares evidenced by the missing certificate, as may be required in any such case by the MBFI Parties in their reasonable discretion (which discretion the MBFI Parties may delegate to the Exchange Agent). If any payment of Merger Consideration for shares of Seller Common is to be made in a name other than that in which the certificate for Seller Common surrendered for exchange is registered, it shall be a condition to the payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, that all signatures shall be guaranteed by a member firm of any national securities exchange in the United States or the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office in the United States, and that the person requesting the payment shall either (i) pay to the Exchange Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered, or (ii) establish to the reasonable satisfaction of the Exchange Agent that such taxes have been paid or are not payable. From and after the Effective Date, there shall be no transfers on the stock transfer books of Seller of any shares of Seller Common outstanding immediately prior to the Effective Date and any such shares of Seller Common presented to the Exchange Agent shall be cancelled in exchange for the aggregate Merger Consideration payable with respect thereto as provided in Paragraph 3 hereof.

         (5) SPECIAL PROCEDURES. The MBFI Parties shall agree, pursuant to a written agreement with the Exchange Agent, to implement reasonable procedures so that each Stockholder shall have the opportunity to surrender his or her certificates and Letter of Transmittal prior to the

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

Effective Date and receive the Merger Consideration in exchange therefor on the Effective Date, all in accordance with this Paragraph 4. Without limiting the generality of the foregoing, upon the request of any Stockholder made prior to the Closing, the MBFI Parties shall cause to be furnished to such Stockholder prior to the Closing the Letter of Transmittal and any other documents necessary to effect the surrender of such Stockholder's certificates in exchange for the Merger Consideration represented thereby.

     5. APPRAISAL RIGHTS. A "Dissenting Share" shall mean a share of Seller Common held by any person who properly exercises any appraisal rights under the BCA with respect to such share. The holder of any Dissenting Shares shall have the rights, subject to the limitations, provided by Sections 11.65 and 11.70 of the BCA ("Appraisal Rights"). If at any time a holder of Dissenting Shares shall lose or withdraw his or her Appraisal Rights with respect to his or her shares of Seller Common, then (i) such shares shall be converted into the right to receive the Merger Consideration with respect to such shares, and (ii) subject to Paragraph 6 hereof, the MBFI Parties shall deposit with the Exchange Agent, so that the Exchange Agent may pay, upon compliance with the foregoing provisions hereof for payment and receipt of, the Merger Consideration with respect to such shares.

     6. ESCHEAT. Any portion of the Exchange Fund that remains unclaimed by the Stockholders ninety (90) days after the Effective Date shall be delivered to Bank, upon demand of Bank, and the Stockholders shall thereafter look only to the Bank Survivor for payment of the Merger Consideration with respect to their shares of Seller Common. Notwithstanding anything in Paragraph 4 hereof or elsewhere in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a former holder of Seller Common for any portion of the Merger Consideration delivered to a public official pursuant to applicable escheat or abandoned property laws.

     7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MBFI PARTIES. Each of the MBFI Parties, jointly and severally, hereby represents and warrants to, and covenants with, Seller and Seller Subsidiary that:

         (1) DUE ORGANIZATION. Each of the MBFI Parties is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, and has all necessary corporate power to own, lease and operate its properties and assets and to carry on its business as now conducted. Each of MBFI and Acquisition Sub is registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") as a bank holding company and is also registered with the Office of Banks and Real Estate of the State of Illinois (the "Commissioner") as a bank holding company under the laws of the State of Illinois. Bank is duly chartered by the State of Illinois as a banking corporation. Each of the MBFI Parties is duly qualified to conduct its business and is in good standing in each jurisdiction in which the nature of the business transacted by it requires such qualification, except for failures to be so qualified or in good standing which would not have a material adverse effect on such party.

         (2) REQUISITE AUTHORITY. Subject only to approval of the Mergers by the Applicable Governmental Authorities, each of the MBFI Parties has all requisite corporate power and authority to enter into this Agreement and all such documents and instruments as may be required to give effect thereto, and to consummate the Mergers and the transactions contemplated hereby and thereby. The execution and delivery by the MBFI Parties of this Agreement and such other documents and instruments, as aforesaid, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of each of the MBFI Parties. This Agreement has been duly executed and delivered by each of the MBFI Parties, and such other documents and instruments, as aforesaid, will be duly executed and delivered by those MBFI Parties required to execute and deliver the same at or prior to the Closing. This Agreement constitutes the valid and binding obligation of each of MBFI Parties, and such other documents and instruments, as aforesaid, when duly executed and delivered by those MBFI Parties required to execute and deliver the same, will constitute the valid and binding obligation of those parties, in each case enforceable against such parties in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally, and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

         (3) ABSENCE OF CONFLICT. Neither the execution and delivery by the MBFI Parties of this Agreement nor the execution and delivery by any of the MBFI Parties of any of such other documents or instruments as aforesaid, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the MBFI Parties with any of the provisions hereof nor compliance by any of the MBFI Parties with any of the provisions of this Agreement or such other documents and instruments, will: (i) conflict with or result in a breach of any provision of the Certificate of Incorporation of MBFI, the Articles of Incorporation of Acquisition Sub, the charter of Bank, or the By-Laws any of them; (ii) constitute a breach of or result in a default, or give rise to any rights of termination, cancellation or acceleration under any of the material terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which any of the MBFI Parties is a party, or by which any of the MBFI Parties or any of their respective properties or assets are bound, with respect to which a waiver of such breach, default or rights will not be obtained by the MBFI Parties at or prior to the Effective Date; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the MBFI Parties or any of their respective properties or assets. No consent or approval of, or notice to or filing with, any local, state or federal governmental body or agency having jurisdiction over any aspect of the business or assets of any of the MBFI Parties, and no consent of, approval of or notice to or filing with any other person, including any corporation, partnership, limited liability company or other entity of any kind whatsoever (a "Person") is required in connection with the execution and delivery by any of the MBFI Parties of this Agreement or the consummation by the MBFI Parties of the transactions contemplated hereby, except such approvals as may be required of the Applicable Governmental Authorities.

         (4) GOVERNMENT APPROVALS. To the best knowledge of the MBFI Parties, no fact or condition exists which any of the MBFI Parties has reason to believe will prevent any party to this Agreement from obtaining any of the Regulatory Approvals.

         (5) FUNDS TO CONSUMMATE MERGER; REQUISITE CAPITAL. The MBFI Parties, together, have or will have as of the Effective Date the necessary capital required by the regulations of the Applicable Governmental Authorities in effect at the date hereof to consummate the transactions

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

contemplated by this Agreement and sufficient funds and capital resources to carry out their respective obligations under this Agreement, and all other documents and instruments applicable to the Mergers and the transactions contemplated hereby and thereby.

         (6) PROXY INFORMATION. None of the information to be supplied by the MBFI Parties for inclusion or incorporation by reference in any proxy statement of Seller with respect to the Mergers as of the time of its mailing and as of the time of the meeting of the Stockholders in connection therewith will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (7) CAPITAL STOCK.

             (1) The authorized, issued and outstanding capital stock of Acquisition Sub is as follows: 400 shares of Common Stock, without par value, are authorized, of which 363 are issued and outstanding, and 400 shares of Preferred Stock, $100,000 par value, none of which are issued and outstanding. All of the issued and outstanding shares of Common Stock of Acquisition Sub are duly authorized, validly issued, fully paid and nonassessable, and owned by MBFI.

             (2) The authorized, issued and outstanding capital stock of Bank is as follows: 675,802 shares of Common Stock, $10.00 par value, are authorized, all of which are issued and outstanding. All of the issued and outstanding shares of capital stock of Bank are duly authorized, validly issued, fully paid and nonassessable, and owned by Acquisition Sub.

         (8) REASONABLE BEST EFFORTS. Each of the MBFI Parties will undertake or, to the extent such action is not within the sole power of such parties, use their respective best efforts to cause to be undertaken, each such action as may be necessary to effectuate the Mergers and to carry out the provisions of this Agreement and of all such other documents and instruments as may be contemplated thereby.

         (9) ABSENCE OF CLAIMS. There is no private or governmental suit, claim, action or proceeding pending or threatened, or which reasonably should be expected to be commenced, against any of the MBFI Parties, or against any of their respective directors or officers, that would impair the ability of any of the MBFI Parties to perform its obligations hereunder.

     8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND SELLER SUBSIDIARY. Seller and Seller Subsidiary (sometimes hereinafter referred to collectively as the "Representing Persons"), jointly and severally, hereby represent and warrant to, and covenant with, the MBFI Parties that:

         (1) DUE ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has all necessary corporate power to own, lease and operate its properties and assets and to carry on its business as now conducted. Seller is registered with the Office of Thrift Supervision ("OTS") as a thrift holding company, and is also registered with the Commissioner as a thrift holding company under the laws

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

of the State of Illinois. Seller is duly qualified to conduct its business and is in good standing in each jurisdiction in which the nature of the business transacted by Seller requires such qualification, except for failures to be so qualified or in good standing which would not have a material adverse effect on Seller. Seller is not qualified to do business in any jurisdiction other than Illinois. On the date hereof, Seller has authorized, issued and outstanding capital stock as follows:


----------------------- ------------------- ------------------ ------------------ ----------------
CLASS OF STOCK             AUTHORIZED           ISSUED           OUTSTANDING        TREASURY
---------------------- ------------------- ------------------ ------------------ ----------------
   Common                  1,000,000            369,296            249,144           118,967
----------------------- ------------------- ------------------ ------------------ ----------------

   Preferred                 500,000              - 0 -              - 0 -             - 0 -
----------------------- ------------------- ------------------ ------------------ ----------------

All of the issued and outstanding shares of Seller Common are duly authorized, validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Seller Common have been issued in violation of any preemptive rights. Other than as set forth above and as set forth in a list (the "Commitment List") that has been previously delivered by Seller and Seller Subsidiary to the MBFI Parties, there are no (nor will there be on the Effective Date) shares of any class of capital stock or equity securities of Seller outstanding (other than Seller Common), and there are no (nor will there be on the Effective Date) outstanding or existing subscriptions, options, warrants, convertible securities, preemptive rights or other agreements, commitments or obligations relating to the issuance of additional shares of any class of capital stock or other equity securities of Seller.

             (2) SUBSIDIARIES. Except for Seller Subsidiary and as otherwise set forth on a list previously delivered by Seller and Seller Subsidiary to the MBFI Parties (the "Subsidiary List"), Seller neither owns nor holds any interest, either directly or indirectly, in any subsidiaries. Each of Seller Subsidiary and the other direct and indirect subsidiaries of Seller identified on the Subsidiary List (collectively, Seller Subsidiary and all other such direct and indirect subsidiaries of Seller are sometimes hereinafter referred to as "Affiliated Seller Entities") (i) is validly existing and in good standing under the laws of the jurisdiction in which it was formed, (ii) was properly established pursuant to the regulations and procedures of those federal and state regulators then having jurisdiction over the establishment of such entities, (iii) is in material compliance with all rules and regulations of the aforementioned federal and state regulators, including, but not limited to, the OTS and the Commissioner, and (iv) has all necessary corporate power to own its properties and assets and to carry on its business as now conducted. Each of the Affiliated Seller Entities is duly qualified to conduct its business and is in good standing in each jurisdiction in which the nature of the business transacted by it requires such qualification, except for failures to be so qualified or in good standing which would not have a material adverse effect on Seller or any Affiliated Seller Entity. All of the issued and outstanding shares of capital stock of each of the Affiliated Seller Entities are duly authorized, validly issued, fully paid and nonassessable, and, together with all outstanding subscriptions, options, warrants, convertible securities, preemptive rights and other agreements, commitments and obligations relating to the issuance of additional shares of capital stock, are owned, directly or indirectly, by Seller, free and clear of all liens, security interests, charges, claims and encumbrances. There are no other equity securities or other ownership interests of any of the Affiliated Seller Entities outstanding, and there are no other outstanding or existing subscriptions, options, warrants, convertible securities, preemptive rights or other agreements, commitments or

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

obligations relating to the issuance of additional shares of any class of capital stock, other equity securities or other ownership interests of any of the Affiliated Seller Entities.

             (3) REQUISITE AUTHORITY. Subject only to approval of the Mergers by the Stockholders and the Applicable Governmental Authorities, each of Seller and Seller Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the Mergers and the transactions contemplated hereby and thereby. The execution and delivery by Seller and Seller Subsidiary of this Agreement and such other documents and instruments as may be required to give effect thereto, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller (subject only to approval of the Holding Company Merger by the Stockholders) and Seller Subsidiary. This Agreement has been duly executed and delivered by Seller and Seller Subsidiary, and such other documents and instruments, as aforesaid, will be duly executed and delivered by Seller and/or Seller Subsidiary, as necessary, at or prior to the Closing. This Agreement constitutes the valid and binding obligation of Seller and Seller Subsidiary, and such other documents and instruments, as aforesaid, when duly executed and delivered by Seller and/or Seller Subsidiary, as necessary, will constitute the valid and binding obligation of such party or parties, in each case enforceable against Seller and/or Seller Subsidiary in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, and other similar laws affecting creditors' rights generally, and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

             (4) ABSENCE OF CONFLICT. Neither the execution and delivery by Seller and Seller Subsidiary of this Agreement, nor the execution and delivery by Seller and/or Seller Subsidiary, as necessary, of such other documents and instruments, as aforesaid, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Seller or Seller Subsidiary with any of the provisions of this Agreement or such other documents and instruments, will: (i) conflict with or result in a breach of any provision of the Articles of Incorporation, charter or By-Laws of Seller or Seller Subsidiary; (ii) constitute a breach of or result in a default, or give rise to any rights of termination, cancellation or acceleration under any of the material terms, conditions or provisions of any material note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Seller or any Affiliated Seller Entity is a party, or by which Seller or any Affiliated Seller Entity or any of their respective properties or assets are bound, with respect to which a waiver of such breach, default or rights will not be obtained by Seller or such Affiliated Seller Entity (as the case may be) at or prior to the Effective Date, or (iii) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Affiliated Seller Entity or any of their respective properties or assets. No consent of, approval of, notice to or filing with any local, state or federal governmental body or agency having jurisdiction over any aspect of the business or assets of Seller or any Affiliated Seller Entity, and no consent of, approval of or notice to or filing with any Person (as such term is defined in Paragraph 7(c) hereof) is required in connection with the execution and delivery by Seller or Seller Subsidiary of this Agreement or the consummation by Seller or Seller Subsidiary of the transactions contemplated hereby, except such approvals as may be required of the Applicable Governmental Authorities.

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

             (5) FINANCIAL STATEMENTS. Seller has delivered to the MBFI Parties audited consolidated statements of condition of Seller at July 31, 1997, 1998,1999 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years (i.e., the twelve (12) month period ending July 31,) 1997 through 2000. The financial statements for fiscal years 1997 and 1998 have been examined by Ernst & Young, LLP, Seller's independent certified public accountants for such fiscal years, and the financial statements for fiscal years 1999 and 2000 have been examined by Cobitz, VandenBerg & Fennessy, Seller's independent certified accountants for the latter fiscal years, and in each case, the reports of the independent certified public accountants with respect to the financial statements examined by them are included with such financial statements. Seller has also delivered to the MBFI Parties the unaudited consolidated statement of condition of Seller and the Affiliated Seller Entities at December 31, 2000, as well as any and all statements of condition filed by any of the Affiliated Seller Entities with the OTS, the Federal Deposit Insurance Corporation ("FDIC") and/or the Commissioner for such periods. All such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP"), or applicable regulatory principles, applied on a consistent basis (except for changes, if any, required by GAAP or such regulatory principles, as the case may be, and disclosed therein), and the statements of income present fairly in all material respects the results of operations for the respective periods covered and the statements of condition present fairly in all material respects the consolidated financial condition of Seller and the Affiliated Seller Entities as of their respective dates, except for the aforementioned interim financial statements, which are subject to (i) normal year end adjustments, and (ii) any other adjustments described herein. At the dates of such consolidated statements of condition, there were no material liabilities or overstatements of assets of Seller or the Affiliated Seller Entities (actual, contingent or accrued) which, in accordance with GAAP, applied on a consistent basis, should have been shown or reflected in such statements of condition or the notes thereto, but which are not so shown or reflected. There are no reconciling items greater than $10,000, except for items listed on the reconciliation previously provided to the MBFI Parties in connection with this Agreement. There are no items on the aforesaid reconciliation that will result in a loss (on a cumulative basis) to Seller and the Affiliated Seller Entities in an amount greater than $10,000 in the aggregate. All balance sheet accounts have been reconciled as of December 31, 2000.



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

             (6) TAXES.

             (1) FILING OF TAX RETURNS; PAYMENTS; LIENS. Except as set forth in a list previously provided by Seller and Seller Subsidiary to the MBFI Parties (the "Tax List"), Seller and the Affiliated Seller Entities, including any predecessors or successors thereto (collectively, the "Group"), alone or as members of any other Affiliated Group (as that term is defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code")), have (i) duly and timely filed and will timely file (taking into account any extensions received from a relevant governmental body) where required pursuant to the laws, regulations or administrative requirements of each governmental body, all tax returns required to be filed for all periods up to and including the Effective Date that are, were or shall be required to be filed by or with respect to it, with respect to any taxes, and (ii) paid or made specific provision for the payment of all taxes, whether or not disputed, that have or may become due, including, without limitation, taxes shown as due on such tax returns that are attributable, directly or indirectly, by law or by contract, to (A) the operation of its business, valuation studies or other documentation prepared by any member of the Group or by third parties in connection with taxes, the acquisition of any member of the Group or any investment of the Group, or (B) any assessment or notice, either formal or informal, received by any member of the Group, including as members of predecessor Affiliated Groups, for any period up to and including the Effective Date, or (C) the transactions contemplated by this Agreement. All tax returns filed or to be filed by any member of the Group, including as members of predecessor Affiliated Groups, were when filed and continue to be, or will be when filed, true, correct and complete in all material respects. There are no liens with respect to taxes (other than taxes the payment of which is not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established) upon any of the properties or assets, real or personal, tangible or intangible, of any member of the Group. Any accruals made and to be made for taxes on or prior to the Effective Date are and will be sufficient for the payment of all unpaid taxes payable by any member of the Group attributable to all periods up to and including the Effective Date. All accruals in the other-assets, deferred tax account accurately provide deferred tax debits and credits which, based upon current applicable income tax law and reasonable interpretations thereof, will be realized on MBFI's (or its affiliates') income tax returns subsequent to the Effective Date. No issues have been raised by any governmental body in connection with any audit of any federal, state, local or foreign tax returns, except as disclosed on the Tax List. No member of the Group has been audited since 1993. All tax deficiencies proposed (plus interest and penalties assessed thereon, if any) as a result of any such audits, if any, have been paid, reserved against, settled, or, as described on the Tax List, are being contested in good faith by appropriate proceedings. The Tax List describes all adjustments to the tax returns filed by the Group or any predecessor Affiliated Group, if any, for all open taxable years, and the resulting deficiencies proposed by any governmental body. Except as set forth on the Tax List, no member of the Group has given or been given a waiver or extension (or is or would be subject to a waiver or extension given to or by any other entity) of any statute of limitations relating to the payment of taxes of any member of the Group, including any predecessor Affiliate Group, if any, for which the MBFI Parties, or any of their respective affiliates or any member of the Group may be or become liable. There is no ongoing proceeding by any governmental body for the assessment or collection of any taxes. To the best knowledge of each of the Representing Persons, there exists no proposed assessment against any member of the Group or notice, either formal or informal, of any tax deficiency or any examination of any tax returns filed by any member of the Group or any notice that any member of the Group has not filed any tax returns

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

required to be filed by any member of the Group except as disclosed in the consolidated statements of condition of Seller and the Affiliated Seller Entities or on the Tax List.

             (2) DELIVERY OF TAX RETURNS. For the prior review of the MBFI Parties, Seller and Seller Subsidiary shall deliver or cause to be delivered to the MBFI Parties, at least ten (10) days prior to the filing thereof, a copy of each income tax return to be filed on or before the Effective Date by Seller and/or any Affiliated Seller Entity.

             (3) PAYMENT OF TAXES. Seller and each of the Affiliated Seller Entities shall punctually pay and discharge all taxes lawfully imposed upon it or any of its property, or upon the income and profits thereof; provided, however, that nothing herein contained shall prohibit any such Person from contesting in good faith and by appropriate proceedings the validity or amount of any taxes as long as there shall have been established on the appropriate books a reserve therefor deemed adequate by the Board of Directors of the contesting party.

             (4) COMPROMISE OF CLAIMS. Neither Seller nor any Affiliated Seller Entity shall compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency, except in a form previously approved by the MBFI Parties, which approval shall not be unreasonably withheld.

             (5) PARACHUTE PAYMENTS. Neither Seller nor any Affiliated Seller Entity has made, nor is obligated to make, any payments or is a party to any agreement that could obligate Seller, any Affiliated Seller Entity, or any of the MBFI Parties to make any payment that would constitute a "parachute payment" under Section 280G of the Code.

             (7) MATERIAL CONTRACTS. All material executory contracts, indentures, commitments and other agreements in excess of $25,000 (or with payments which, when aggregated over the course of a twelve (12) month period, exceed $25,000) and which are not cancelable on ninety (90) days notice or less without penalty, not including documents evidencing, governing or related to loans by Seller Subsidiary or with respect to deposits held by Seller Subsidiary, to which Seller and/or any Affiliated Seller Entity is a party or to which Seller and/or any Affiliated Seller Entity or any of their respective properties are subject (collectively, the "Material Contracts", and each a "Material Contract") were entered into, and are, in the ordinary course of business, and appear on a list that has been previously furnished to the MBFI Parties by Seller and Seller Subsidiary (the "Contract List"). True copies of the agreements appearing on the Contract List, including all amendments and supplements thereto, have previously been, or, as of the date of execution hereof, will be, delivered to the MBFI Parties by Seller and Seller Subsidiary. Except as disclosed on the Contract List, and except as set forth on the Litigation List (as hereinafter defined), all of the Material Contracts are valid and binding on Seller or the Affiliated Seller Entities, as the case may be, and Seller and the Affiliated Seller Entities have each duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and no material breach or default thereunder by Seller or any Affiliated Seller Entity or, to the knowledge of either Representing Person, any other party thereto, has occurred which will impair the ability of Seller or any Affiliated Seller Entity to enforce any material rights thereunder.

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

             (8) REAL AND PERSONAL PROPERTY. Seller and the Affiliated Seller Entities, as the case may be, have good title to all of the assets that do not constitute real property (other than those non-real property assets disposed of in the ordinary course of business of Seller or the Affiliated Seller Entities since July 31, 2000) reflected as owned by any of them in the July 31, 2000 consolidated financial statements of Seller and the Affiliated Seller Entities, free and clear of any and all material liens or other material encumbrances, except for: (i) statutory liens for taxes not yet due; (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations; and (iv) minor irregularities of title which do not in the aggregate materially detract from the value or use of such assets of Seller and/or the Affiliated Seller Entities. Seller and the Affiliated Seller Entities, as the case may be, have fee simple title to all of the respective real properties reflected as owned by any of them in the July 31, 2000 consolidated financial statements of Seller and the Affiliated Seller Entities (except for those properties (the "Sold Properties") shown on the Real Estate List (as such term is hereinafter defined) that were sold by Burdyke Investment and Management Co. ("Burdyke") and DC Capital, Inc. ("DC"), both of which are Affiliated Seller Entities, effective as of January 1, 2001, which sale has been previously disclosed to the MBFI Parties) free and clear of any and all material liens or other material encumbrances, except for any minor imperfections of title and any exceptions (the "Permitted Exceptions") set forth on the Real Estate List and except for those assets disposed of in the ordinary course of business of Seller or the Affiliated Seller Entities since that date. Seller and Seller Subsidiary have previously furnished to the MBFI Parties a list (the "Real Estate List") that sets forth (i) all real property owned or leased by Seller or any of the Affiliated Seller Entities, together with the addresses thereof, (ii) each lease, sublease, installment purchase or similar arrangement (a "Lease") for the use or occupancy of real property to which Seller or any of the Affiliated Seller Entities is a party, (iii) to the best knowledge of the Representing Persons, all PCB Equipment (as hereinafter defined in this Agreement) of Seller or any of the Affiliated Seller Entities whether leaking or not, indicating which, if any, is now or ever has been leaking, and all asbestos, whether in friable condition or not, that is included within the assets of Seller or any of the Affiliated Seller Entities, and (iv) to the best knowledge of the Representing Persons, all remodeling changes to the business premises or facilities of Seller or any Affiliated Seller Entities, including, without limitation, automatic teller machines (collectively, the "Seller Facilities") undertaken after July 31, 1995. Seller and Seller Subsidiary have furnished to the MBFI Parties a copy of each Lease, including all amendments thereto. To the best knowledge of the Representing Persons, each Lease is valid and enforceable in all material respects by Seller or the affected Affiliated Seller Entity in accordance with its terms, except as limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. As of the date hereof, to the best knowledge of the Representing Persons, the real properties, structures, buildings, equipment, and the tangible personal property owned, operated or leased by Seller and the Affiliated Seller Entities, taken as a whole (that is, aggregating all of the types of property referred to above, whether owned, operated or leased, and regardless of by whom owned, operated or leased), are in substantially good condition and working order, except for depreciation

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and ordinary wear and tear. The real properties, structures, and buildings owned, operated or leased by Seller and/or the Affiliated Seller Entities are free from any material structural defect known to the Representing Persons.

             (9) MATERIAL ADVERSE CHANGE. Since July 31, 2000, there has been no material adverse change in the business, financial condition, properties or other assets or capitalization of Seller and the Affiliated Seller Entities, taken as a whole.

             (10) CATASTROPHIC LOSS. There has been no physical loss, damage or destruction affecting any of the tangible properties of Seller or Seller Subsidiary since July 31, 2000 that has resulted in a material adverse change to Seller or Seller Subsidiary.

             (11) INVESTIGATIONS AND LITIGATION. There is no investigation by any federal, state or local governmental agency of which either of the Representing Persons is aware, or any action, suit, proceeding or claim pending or, to the best knowledge of the Representing Persons, threatened or which either of the Representing Persons reasonably should expect to be threatened, against or adversely affecting Seller or any of the Affiliated Seller Entities (including, without limitation, any investigation, action, or proceeding with respect to taxes), or the assets or business of Seller or any of the Affiliated Seller Entities, which would, if adversely determined, have a material adverse effect on Seller or any of the Affiliated Seller Entities or, to the best knowledge of the Representing Persons, that may involve a payment by Seller or any of the Affiliated Seller Entities of more than $25,000 in excess of applicable insurance coverage or result in significant harm to the reputation of any of the MBFI Parties, except as set forth on a list (the "Litigation List") that has been previously furnished by Seller and Seller Subsidiary to the MBFI Parties. Except as set forth on the Litigation List, (i) neither Seller nor any Affiliated Seller Entity, nor any director, officer, employee or agent of Seller or any Affiliated Seller Entity in their respective capacities as directors, officers, employees or agents, is a party to any, and there are no pending or, to the best knowledge of the Representing Persons, threatened, legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental investigations of any nature against Seller or any Affiliated Seller Entity, or any director, officer, employee or agent of Seller or any Affiliated Seller Entity, in their respective capacities as directors, officers, employees or agents, or involving any property or assets of Seller or any Affiliated Seller Entity, and (ii) there is no outstanding order, writ, injunction or decree of any court, government or governmental agency against or, affecting Seller or any Affiliated Seller Entity, or the assets or business of Seller or any Affiliated Seller Entity, which in the case of either (i) or (ii) could reasonably be expected to have a material adverse effect on Seller or any Affiliated Seller Entity that challenges the validity or propriety of the transactions contemplated by this Agreement.

             (12) ACCURACY OF MINUTE BOOKS. The minute books of Seller and each Affiliated Seller Entity accurately reflect all material actions taken to this date by the respective incorporators, stockholders, Boards of Directors and committees of such corporations and contain true and complete copies of their respective Articles of Incorporation or charters and By-Laws, and all amendments thereto.

             (13) SUFFICIENCY OF RECORDS. Seller and each of the Affiliated Seller Entities has records which reflect, in all material respects, its transactions sufficient to ensure that such

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transactions are recorded in conformity with GAAP or regulatory accounting principles, as the case may be.

             (14) INSURANCE. Seller and each of the Affiliated Seller Entities has in effect insurance coverage with reputable insurers, which, with respect to amounts, types and risks insured, is reasonably adequate for the businesses in which Seller and the Affiliated Seller Entities are engaged. A schedule of all insurance policies in effect as to Seller and each of the Affiliated Seller Entities is set forth on a list (the "Insurance List") previously provided by Seller and Seller Subsidiary to the MBFI Parties. Each material policy of casualty, product or other liability, worker's compensation or other similar forms of insurance owned or held by Seller or any of the Affiliated Seller Entities is in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies), and no notice of cancellation or termination has been received by Seller or any of the Affiliated Seller Entities with respect to any such policy. To the best knowledge of the Representing Persons, such policies are in full force in accordance with their terms, and will not be materially adversely affected, or terminate or lapse, solely by reason of the transactions contemplated by this Agreement. The insurance policies to which Seller and the Affiliated Seller Entities are parties are sufficient for compliance with all material requirements of law and of all material agreements to which Seller and the Affiliated Seller Entities are parties and provide adequate insurance coverage for the assets and operations of Seller and the Affiliated Seller Entities. Except as set forth on the Insurance List, neither Seller nor any of the Affiliated Seller Entities has been refused any insurance with respect to any material assets or operations during the two (2) year period immediately prior to the date hereof. The representations and warranties set forth in this Paragraph 8(n) do not apply to policies of insurance that name Seller or any of the Affiliated Seller Entities as loss payee or co-insured and which relate solely to collateral under any loan.

             (15) LICENSES. Seller and each of the Affiliated Seller Entities holds all necessary registrations, licenses, permits and franchises that are material to the operation of their respective businesses.

             (16) COMPLIANCE WITH LAW AND REGULATORY REQUIREMENTS. Seller and each of the Affiliated Seller Entities has conducted its respective business in material compliance with all applicable federal, state and local laws, regulations and orders and is in material compliance with all written agreements with, and written commitments to, Applicable Governmental Authorities, including, without limitation, disclosure, usury, equal credit opportunity, equal employment, fair credit reporting, antitrust and other laws, regulations and orders; the forms, procedures and practices used by Seller and all Affiliated Seller Entities are in material compliance with such laws, regulations and orders, except as disclosed on a list of such matters (the "Law and Regulation List") previously provided by Seller and Seller Subsidiary to the MBFI Parties, and except for such violations or non-compliance as will not have a material adverse effect on Seller or any of the Affiliated Seller Entities. Subject to any actions that Seller or any Affiliated Seller Entity is required to take in connection with this Agreement and the transactions contemplated hereby, Seller and Seller Subsidiary meet or exceed all core capital, tangible capital, risk-based capital or other


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minimum capital requirements, directives or guidelines applicable to them as established by their respective thrift regulators or any other Applicable Governmental Authority.

             (17) ACCURACY OF STOCKHOLDER COMMUNICATIONS. Seller has previously made available to the MBFI Parties true and complete copies of its proxy statements and annual reports relating to all meetings of stockholders (whether special or annual) during the fiscal years 1997, 1998, 1999 and 2000. As of their respective dates, the proxy statements and annual reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (18) INVESTMENT BANKER/FINDER FEE. Neither Seller nor any of the Affiliated Seller Entities has incurred or paid or will incur or pay any fee or remuneration to any finder, broker or investment banker with respect to the transactions contemplated by this Agreement.

             (19) DIVIDENDS. Other than as permitted under the terms and provisions of this Agreement, there has been no dividend or other distribution of assets made by Seller to the Stockholders, whether consisting of money, other personal property, real property or other things of value, declared, issued or paid subsequent to January 2, 2001, on which date a dividend in the aggregate amount of $312,918.75 was paid by Seller to the Stockholders. To the best knowledge of the Representing Persons, all dividends or other distributions of assets to the Stockholders by Seller, to Seller by any Affiliated Seller Entity or to any Affiliated Seller Entity by any other Affiliated Seller Entity, have been declared, issued and paid in compliance with all applicable laws and all applicable rules and regulations of all Applicable Governmental Authorities.

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             (20)  EMPLOYEE BENEFITS.

                   (1) IDENTIFICATION OF PLANS. Seller and Seller Subsidiary have previously furnished to the MBFI Parties a list (the "Employee Benefit Plan List") that identifies each compensation, consulting, employment or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation (including any payment or benefit resulting from a change in control), vacation, disability, profit sharing, retirement or other employment or employee benefit plan, practice, policy, arrangement or agreement of every and any kind, oral or written, covering directors, officers, employees or former employees of Seller and/or the Affiliated Seller Entities, and/or the affiliates and beneficiaries of each of them, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that Seller or any Affiliated Seller Entity or any affiliate of any of them maintains, to which Seller or any Affiliated Seller Entity or any of their affiliates contributes, or under which any present or former director, officer or employee of Seller or any Affiliated Seller Entity or any of their affiliates is covered or has benefit rights ("Benefit Plans"). The Employee Benefit Plan List also sets forth all change in control provisions in the Benefit Plans that would cause an increase or acceleration of benefits or benefit entitlements (a "Change in Control Benefit") to present or former directors, officers or employees of Seller or any Affiliated Seller Entity or any of their affiliates or the respective beneficiaries of any of them, and all other events that would cause an increase in liability with respect thereto as a result of the transactions contemplated by this Agreement and with respect to which Seller or any of the Affiliated Seller Entities or any of their affiliates has liability. The term "Benefit Plans" does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of
Section 3(3) of ERISA. Without limitation of the foregoing, except as separately set forth on the Employee Benefit Plan List, (i) no Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA, (ii) no Benefit Plan is a defined benefit plan as defined in Section 3(35) of ERISA (regardless of the applicability of said Section to any such plan), and (iii) at no time has Seller or any of the Affiliated Seller Entities or any of their affiliates maintained, sponsored or had an obligation to contribute to any such multi-employer plan or defined benefit plan. For the purposes of this Paragraph 8(t)(i), the terms "Seller" and "Affiliated Seller Entities" shall also be deemed to include the predecessors thereof.

                   (2) PAYMENT OF CONTRIBUTIONS. All accrued contributions and other payments to be made by Seller or any of the Affiliated Seller Entities or any of their affiliates to any Benefit Plan through December 31, 2000 have been made or reserves adequate for such purposes have been set aside therefor and reflected in the financial statements of Seller and the Affiliated Seller Entities for the period ended December 31, 2000. Neither Seller nor any of the Affiliated Seller Entities nor any of their affiliates is in default in performing any of its respective contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract, excepting such defaults as would not have a material adverse effect on Seller or any of the Affiliated Seller Entities or any of their affiliates. Except as set forth on the Employee Benefit Plan List, neither Seller nor any of the Affiliated Seller Entities nor any of their affiliates has in place or is a party to any Benefit Plan that is a defined benefit plan (as defined under ERISA) or that has among its provisions any post-retirement obligations to any plan participants. There are no material

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outstanding liabilities of any of the aforesaid Benefit Plans other than liabilities for benefits to be paid to participants in such plan and their beneficiaries in accordance with the terms of such plan.

                   (3) PENDING LITIGATION. There is no pending litigation or, to the best knowledge of the Representing Persons, threatened litigation or pending claim by or on behalf of or against any of the Benefit Plans (or with respect to the administration of any of the Benefit Plans) now or heretofore maintained by Seller or any of the Affiliated Seller Entities or any of their affiliates that alleges violations of applicable state or federal law that would have a material adverse effect on Seller or any of the Affiliated Seller Entities or any of their affiliates.

                   (4) FIDUCIARY COMPLIANCE. Seller and the Affiliated Seller Entities and, to the best knowledge of the Representing Persons, all other persons having fiduciary or other responsibilities or duties with respect to any Benefit Plan are and have since the inception of each such Benefit Plan been in material compliance in all material respects with, and each such Benefit Plan is and has been operated in all material respects in accordance with, its provisions and in compliance with the applicable laws, rules and regulations governing such Benefit Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the Internal Revenue Service under ERISA, the Code or any other applicable law. To the best knowledge of the Representing Persons, no Benefit Plan has engaged in or been a party to a non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975(c) of the Code). All Benefit Plans that are group health plans have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA.

                   (5) ERISA COMPLIANCE. To the best knowledge of the Representing Persons, no Benefit Plan is subject to the provisions of Part 3 of Title I of ERISA, Section 412 of the Code or the provisions of Title IV of ERISA. To the best knowledge of the Representing Persons, neither Seller nor any Affiliated Seller Entity nor any of their affiliates has incurred any material liability under Title IV of ERISA in connection with any Benefit Plan subject to the provisions of Title IV of ERISA now or heretofore maintained or contributed to by it or by any ERISA Affiliate (as such term is hereinafter defined) of Seller or any Affiliated Seller Entity. The term "ERISA Affiliate" shall mean any entity that is or was a member of the same controlled group (within the meaning of Section 414(b) of the Code) as Seller or any of the Affiliated Seller Entities or is or was under common control (within the meaning of Section 414(c) of the Code) with Seller or any of the Affiliated Seller Entities.

                   (6) CHANGE IN CONTROL BENEFITS. The Employee Benefit Plan List also lists: (A) each officer and director of Seller or any of the Affiliated Seller Entities who is eligible to receive a Change in Control Benefit, (B) the amount of each such Change in Control Benefit and the calculation thereof, together with the estimated compensation for each such person for calendar year 2001, based on compensation received to the date of this Agreement, (C) each such individual's rate of compensation in effect as of the date of this Agreement, and (D) such individual's compensation from Seller and/or any of the Affiliated Seller Entities for each of the calendar years 1996 through 2000, as reported by Seller and/or any of the Affiliated Seller Entities on Form W-2 or Form 1099. Neither Seller nor any Affiliated Seller Entity has made any payments or provided any compensation


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or benefits nor is a party to any agreement or any Benefit Plan that could obligate it or any successor thereto to make any payments or provide any compensation or benefits the deductibility of which is limited by Section 280G of the Code.

             (21) LABOR CONTRACTS. Neither Seller nor any Affiliated Seller Entity is a party to or has in effect any organized labor contract or collective bargaining agreement.

             (22) REAL ESTATE OWNED. The term "Properties", as used herein in Paragraphs 8(v)(i)-(iii) hereof, inclusive, shall include all of the following:
(x) all real property owned and/or operated by Seller and/or any of the Affiliated Seller Entities, and (y) all Real Estate Owned by Seller and/or any of the Affiliated Seller Entities as of the date hereof:

                  (1) ENVIRONMENTAL PERMITS. To the best knowledge of the Representing Persons, Seller and each of the Affiliated Seller Entities has obtained all material permits, licenses and other authorizations that are required with respect to the operation of their respective businesses and all Properties under any "Environmental Laws" (as hereinafter defined) (such material permits, licenses and authorizations being hereinafter referred to as "Environmental Permits"), including all federal, state and local laws relating to pollution or protection of the environment, such as laws relating to emissions, discharges, releases or threatened releases of hazardous, toxic or other pollutants, contaminants, chemicals or industrial waste, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous, toxic or other pollutants, contaminants, chemicals or industrial materials, substances or wastes (which laws, together with all regulations, rules, codes, plans, decrees, judgments, injunctions, notices and demand letters issued, entered, promulgated or approved thereunder being herein referred to as "Environmental Laws"). The Seller and Seller Subsidiary have previously delivered to the MBFI Parties a list (the "Environmental List") that sets forth all Environmental Permits (if any) that have been obtained by Seller and/or any of the Affiliated Seller Entities. Except as identified on the Environmental List, Seller and each of the Affiliated Seller Entities is in material compliance with all terms and conditions of all Environmental Permits required under the Environmental Laws, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws. The Environmental List contains a complete list of all written notices actually known to the Representing Persons that were received by any previous owner or operator of any Properties or any business currently owned or operated by Seller and/or any of the Affiliated Seller Entities within the five (5) year period immediately preceding the date hereof alleging noncompliance with any Environmental Law, and Seller and Seller Subsidiary have provided the MBFI Parties with complete copies of all such notices.

             (2) ENVIRONMENTAL CLAIMS. There is no civil, criminal or administrative action, demand, claim, investigation or proceeding pending or, to the best knowledge of the Representing Persons, threatened against Seller or any of the Affiliated Seller Entities with regard to any Properties, under or relating in any way to the Environmental Laws, except as identified on the Environmental List.

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             (3) ENVIRONMENTAL COMPLIANCE. Except as set forth on the
Environmental List, no release, emission or discharge into the environment of any hazardous substance (as that term is currently defined in the Environmental
Laws) or petroleum or petroleum-based substances (as those terms are defined in the Federal Storage Tank Regulations, 40 C.F.R. Part 280) that would give rise to material liability under any Environmental Laws has occurred or is currently occurring, in connection with the ownership or operation of any Properties by Seller or any of the Affiliated Seller Entities, and to the best knowledge of the Representing Persons, there is no spill, deposit or discharge of any such hazardous substance or petroleum or petroleum-based substance, at, on, into, under or having originated from any of the Properties. To the best knowledge of the Representing Persons, except as set forth on the Environmental List, none of the Properties or any other assets of Seller or any of the Affiliated Seller Entities include any equipment, machinery, device, or other apparatus that contains polychlorinated biphenyls (the "PCB Equipment") that is now or ever has been leaking, any asbestos that is in friable condition, or any underground storage tank.

             (23) SELLER FACILITIES. To the best knowledge of the Representing Persons, there are no material investigations, proceedings or complaints, formal or informal, pending or overtly threatened against Seller or any of the Affiliated Seller Entities in connection with any facilities currently or formerly operated by Seller or any of the Affiliated Seller Entities under the federal Americans With Disabilities Act or any other local, state or federal law concerning accessibility for individuals with disabilities.

             (24) LOANS. Except as specifically set forth on a list (the "Loan List") previously delivered to the MBFI Parties by Seller and Seller Subsidiary, as of the date of this Agreement (i) neither Seller nor any Affiliated Seller Entity is a party to any written or oral loan agreement, note or borrowing arrangement under the terms of which the obligor is more than thirty (30) days delinquent in payment of principal or interest or, to the best knowledge of the Representing Persons, in default of any other provision as of the dates shown thereon other than loans the unpaid balance of which do not exceed $10,000 per obligor; (ii) neither Seller nor any Affiliated Seller Entity is a party to any written or oral loan agreement, note or borrowing arrangement that has been classified as "substandard, " "doubtful, " "loss, " "other loans especially mentioned" or any comparable classifications by Seller or any Affiliated Seller Entity or any Applicable Governmental Authority; (iii) neither Seller nor any Affiliated Seller Entity is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director or executive officer of Seller or any Affiliated Seller Entity, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; and (iv) to the best knowledge of the Representing Persons, neither Seller nor any Affiliated Seller Entity is a party to any written or oral loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any Applicable Governmental Authority, which violation could have a material adverse effect on Seller or any Affiliated Seller Entity. All loans of Seller and the Affiliated Seller Entities are legal and enforceable against Seller or the Affiliated Seller Entities, respectively, in accordance with the terms thereof, and to the best knowledge of the Representing Persons, are valid and binding obligations of the persons obligated in regard thereto, except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors rights generally or by the exercise of judicial discretion.

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             (25)  INVESTMENT SECURITIES.

                   (1) The list of investment securities (the "Investment Securities List") previously supplied by Seller and Seller Subsidiary to the MBFI Parties contains a complete and accurate list of (i) the book and estimated market values, as of the last day of the month preceding the month in which this Agreement has been executed, of all investment securities owned or held by Seller and/or the Affiliated Seller Entities, whether such investment securities are classified as "held to maturity" or "available for sale" or held in any trading account by Seller or the Affiliated Seller Entities, and (ii) an investment securities report as of such date that includes security descriptions, par amount, book values, coupon rates and CUSIP numbers with respect thereto.

                   (2) Except as set forth on the Investment Securities List and except for pledges to secure public and trust deposits, none of the investments reflected in the consolidated financial statements of Seller and the Affiliated Seller Entities as of July 31, 2000 under the heading "Investment Securities," and none of the investments made by Seller since July 31, 2000, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of Seller or any of the Affiliated Seller Entities to freely dispose of any of such investments at any time. With respect to all repurchase agreements to which Seller or any of the Affiliated Seller Entities is a party, Seller or such Affiliated Seller Entity, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and to the best knowledge of the Representing Persons, the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth on the Investment Securities List, neither Seller nor any Affiliated Seller Entity has sold nor otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require Seller or such Affiliated Seller Entity to repurchase or otherwise reacquire any such assets.

                   (3) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of states of the United States and their political subdivisions, and other investment securities classified as "held to maturity" or "available for sale" or held in any trading account by Seller or any Affiliated Seller Entity, as reflected in the financial statements referred to in Paragraph 8(e) of this Agreement, were classified and accounted for in accordance with FASB 115 and the intentions of management.

                   (4) All investment securities owned and so categorized by Seller or any Affiliated Seller Entity constitute lawful and permissible investments and, to the best knowledge of the Representing Persons, are enforceable in all material respects in accordance with the terms thereof, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally, and
(ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

             (26) INTELLECTUAL PROPERTY. Except as set forth on the list previously delivered by Seller and Seller Subsidiary to the MBFI Parties (the "Intellectual Property Rights List"), Seller and each of the Affiliated Seller Entities has the right to use all material intellectual property currently being used in its respective operations and business.

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             (27) GOVERNMENTAL REPORTS. Since January 1, 1996, Seller and each of the Affiliated Seller Entities has filed all reports, registrations and statements, together with amendments required to be made with respect thereto, that were required to be filed with all Applicable Governmental Authorities. All such reports, registrations and statements are collectively referred to hereinafter as the "Seller Reports. " As of their respective dates, such Seller Reports complied in all material respects with all statutes, rules and regulations enforced or promulgated by the Applicable Governmental Authorities with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided that information as of a later date shall be deemed to have superseded information as of an earlier date.

             (28) RESERVE FOR POSSIBLE LOAN AND LEASE LOSSES. The reserve for possible loan and lease losses shown on the consolidated balance sheet of Seller and the Affiliated Seller Entities as of July 31, 2000, and as of the date hereof (copies of which balance sheets have been previously provided by Seller and Seller Subsidiary to the MBFI Parties in connection herewith), is adequate in all material respects based on past loan loss experience and potential loss experiences of Seller and the Affiliated Seller Entities to provide for all losses, net of recoveries relating to loans previously charged off, on loans outstanding as of the date of such statement, and, to the best knowledge of the Representing Persons, the loan portfolios of Seller and each of the Affiliated Seller Entities at such dates in excess of such reserves are all collectible in accordance with their terms.

             (29) DERIVATIVES. Neither Seller nor any of the Affiliated Seller Entities owns any securities commonly known as derivatives except as set forth on the list of derivative securities previously delivered by Seller and Seller Subsidiary to the MBFI Parties (the "Derivatives List"). Neither Seller nor any of the Affiliated Seller Entities maintains for its own account or for the account of any of its customers any account in which derivative securities are held or in which margin is maintained, except as set forth on the Derivatives List.

             (30) TRUST AND FIDUCIARY ACCOUNTS. Neither Seller nor any of the Affiliated Seller Entities acts in a trust capacity, or accepts or maintains any trust or fiduciary accounts, nor have Seller or any of the Affiliated Seller Entities accepted appointment as trustee or other fiduciary with respect to any person or other beneficiary, except with respect to (i) active statutorily approved depository accounts established as Individual Retirement Accounts, Keough Plans or other retirement accounts, (ii) normal escrow accounts established in connection with loans (including with respect to real estate taxes, insurance premiums and like matters), and (iii) as set forth on a list (the "Fiduciary List") that has previously been supplied to the MBFI Parties by Seller and Seller Subsidiary.

             (31) AFFILIATE TRANSACTIONS. Except as set forth on a list previously supplied by Seller and Seller Subsidiary to the MBFI Parties (the "Affiliate Transaction List"), there are no material contracts or other transactions between Seller or any of the Affiliated Seller Entities, on the one hand, and any (i) officer or director of Seller or any of the Affiliated Seller Entities, (ii) record or beneficial owner of five percent (5%) or more of the voting securities of Seller, or (iii) affiliate (as

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such term is defined in Regulation l2b-2 promulgated under the Securities
Exchange Act of 1934, as amended) of any such officer, director or beneficial owner, on the other hand.

             (32) SECTION 11.75 OF THE BCA. Section 11.75 of the BCA is inapplicable to Seller, based upon the provisions of Section 11.75(b)(4) thereof.

             (33) GOVERNMENT APPROVALS. To the best knowledge of the Representing Persons, no fact or condition exists with respect to Seller or any of the Affiliated Seller Entities that either of the Representing Persons has reason to believe will prevent any party to this Agreement from obtaining any of the Regulatory Approvals.

             (34) REASONABLE BEST EFFORTS. Subject to the provisions of Paragraph 18 hereof, each of the Representing Persons will undertake or, to the extent such action is not within the sole power of the Representing Persons, use such Representing Person's reasonable best efforts to cause to be undertaken, each such action as may be necessary to effectuate the Mergers and to carry out the provisions of this Agreement and such other documents and instruments as shall be required to give effect thereto.

             (35) ABSENCE OF CLAIMS. There is no private or governmental suit, claim, action or proceeding pending or threatened, or which reasonably should be expected to be commenced, against Seller or any of the Affiliated Seller Entities, or against any of the directors or officers of Seller or any of the Affiliated Seller Entities, that would impair the ability of Seller or Seller Subsidiary to perform its obligations hereunder.

     9. AGREEMENTS WITH RESPECT TO CONDUCT OF SELLER AND THE AFFILIATED SELLER ENTITIES. Each of Seller and Seller Subsidiary hereby covenant and agree with the MBFI Parties that, from and after the date of this Agreement and until the Effective Date, it will, and will cause the Affiliated Seller Entities, to act as follows:

         (1) MAINTENANCE OF BUSINESS. Each of Seller and the Affiliated Seller Entities, together with their respective officers and directors, will do the following, except as otherwise agreed to in writing by the MBFI Parties:

             (1) carry on its business only in the ordinary course and consistent with the respective policies, procedures and practices of Seller and the Affiliated Seller Entities in substantially the same manner as heretofore conducted; and

             (2) except as they may terminate in accordance with their terms, keep in full force and effect, and not default in any material respect on any of its obligations under, any Material Contract; provided, however, that Seller and those Affiliated Seller Entities that may also be parties to the same, shall take all actions necessary or required to terminate or initiate the termination of the data processing contract currently in effect by and among Seller, the Affiliated Seller Entities to whom such contract may be applicable and Bisys, Inc., including, without limitation, delivering written notice of such termination or intent to terminate to Bisys, Inc. prior to the last date on which such notice can be given in order to prevent an automatic renewal of said contract beyond its

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currently scheduled termination date, and taking all other actions required to cause such termination under the terms and provisions of said contract, effective as of the scheduled termination date of said contract; and

             (3) keep in full force and effect the insurance coverage in effect on the date hereof to the extent that such insurance continues to be reasonably available; and

             (4) use its best efforts to maintain, renew, keep in full force and effect and preserve its business organization and material rights and franchises, permits and licenses and to retain its present employee force so that it will be available to the MBFI Parties on and after the Effective Date, and to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to use its best efforts to maintain the continuance of its general customer relationships; and

             (5) take such actions as may be necessary to maintain, preserve, renew and keep in full force and effect its corporate existence and material rights and franchises; and

             (6) duly comply in all material respects with all laws applicable to it and to the conduct of its business.

         (2) PROMPT NOTIFICATION. Seller and each of the Affiliated Seller Entities will promptly notify the MBFI Parties of any event of which Seller or such Affiliated Seller Entity obtains knowledge that has a material adverse effect on Seller or any of the Affiliated Seller Entities or in the event that Seller or any of the Affiliated Seller Entities determines that it is unable to fulfill the conditions to the performance of the MBFI Parties set forth in Paragraph 16 hereof.

         (3) RESTRICTIONS. From and after the date of execution hereof, neither Seller nor any of the Affiliated Seller Entities will do any of the following, except upon prior written notice to and written consent of the MBFI Parties:

             (1) except with respect to the data processing contract referred to in Paragraph 9(a)(ii) hereof, make or permit any amendment or termination of any Material Contract that would materially adversely affect its rights thereunder; enter into any new contracts or agreement or any series of contracts or agreements with respect to the same subject matter, the value of which is in excess of $25,000 and which is not cancelable on ninety (90) days notice or less; acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division or substantial part thereof (provided, however, that such acquisition pursuant to foreclosure or loan collection proceedings shall be permitted); sell or otherwise dispose of any substantial part of its assets; enter into, dispose or divest itself of any joint venture or partnership or cause any business entity to become a subsidiary or affiliate; sell or otherwise dispose of any real property owned or operated by Seller or any of the Affiliated Seller Entities (provided, however, that the disposition or sale of property pursuant to foreclosure or loan collection proceedings shall be permitted); make or originate any loans to any affiliate, executive officer, director, principal shareholder of Seller or any of the Affiliated Seller Entities, or a "related interest" of any such persons (as defined in regulations issued by any Applicable Governmental

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Authority) (provided, however, that the renewal of existing loans to such persons on substantially the same terms as in effect at the date hereof shall be permitted); or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing actions described in this subparagraph; or

             (2) grant any general or uniform increase in the rate of pay of employees or employee benefits, or grant any material increase in salary or employee benefits of any officer, employee or agent whose salary exceeds $25,000; or

             (3) issue, sell, redeem or acquire for value, or agree to do so, any debt securities or any shares of the capital stock or other equity securities or other ownership interests of Seller or any of the Affiliated Seller Entities (including, but not limited to, options, warrants, rights and similar instruments), or, except as otherwise permitted herein, declare, issue or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other things of value, to its stockholders other than (A) cash dividends payable by any Affiliated Seller Entity that is wholly-owned by Seller or another Affiliated Seller Entity; (B) the payment of any debt security upon the maturity thereof or in accordance with scheduled principal reductions thereof; and (C) obligations or liabilities permitted to be incurred pursuant to Paragraph 9(c)(i) hereof; or

             (4) (A) sell or pledge or otherwise encumber any shares of capital stock or other equity securities of any Affiliated Seller Entity owned by Seller or any of the Affiliated Seller Entities; (B) except as set forth on a list (the "Amendment List") that has been previously supplied by Seller and Seller Subsidiary to the MBFI Parties, amend its Articles of Incorporation, charter or By-Laws or any other constitutive, organic or governing document; (C) split, combine or reclassify any shares of its capital stock or other equity securities; or (D) enter into any agreement, commitment or arrangement with respect to any of the foregoing; or

             (5) enter into any transactions other than in the ordinary course of business; or

             (6) open any new office or close any current office of Seller or any of the Affiliated Seller Entities at which business is conducted; or

             (7) incur or agree to incur any material obligation or liability (absolute or contingent) other than the taking of deposits and other liabilities incurred in the ordinary course of business and consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; purchase any investment security or sell or otherwise dispose of any of its investment securities; enter into any amendment, renewal or modification of any lease agreement with respect to any facilities or premises used in its business; enhance or, expand, or, except with respect to the data processing contract referred to in Paragraph 9(a)(ii) hereof, modify, replace or alter any computer or data processing system owned, leased or licensed by Seller or any of the Affiliated Seller Entities (including any software associated with any such computer or system); make, originate or otherwise acquire one or more new loans, or one or more new loan commitments for one or more new loans, or one or more new lines of credit, in

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excess of the aggregate amount of $500,000 to any single new borrower (or group of affiliated borrowers), or allow its credit exposure to any current borrower to exceed an amount that is equal to $250,000 plus the highest outstanding loan balance of that borrower with the Seller or Seller Subsidiary during the period commencing on August 1, 2000 and ending on the date of execution of this Agreement; or

             (8) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency.

             For purposes hereof, the MBFI Parties shall be deemed to have consented to any action described in subparagraphs (i) through (viii) of this Paragraph 9(c) if the Chief Executive Officer of MBFI shall have received a written request for consent to any action described in such subparagraphs, which request describes in sufficient detail the proposed actions, and MBFI shall have failed to respond to such request within three (3) business days of the receipt of such request by MBFI's Chief Executive Officer.

             (4) NO SOLICITATION. Neither Seller nor any of the Affiliated Seller Entities, nor any officer, director or representative of any of them, shall, directly or indirectly, solicit, authorize, initiate or knowingly encourage submission of, any proposal, offer, tender offer or exchange offer from any person relating to any acquisition proposal (hereinafter an "Acquisition Proposal"), or participate in any negotiations in connection with or in furtherance of any Acquisition Proposal or permit any person other than the MBFI Parties, or their respective representatives, to have any access to the facilities of, or furnish to any person other than the MBFI Parties and their respective representatives any non-public information with respect to Seller or any of the Affiliated Seller Entities in connection with or in furtherance of any of the foregoing; provided, however, that nothing contained in this Paragraph 9(d) shall obligate Seller or any of the Affiliated Seller Entities to take any action or refrain from taking any action if the Board of Directors of such entity is advised in a written opinion by Seller's outside counsel, Kemp & Grzelakowski, Ltd., that the fiduciary duties of the Board of Directors of such entity imposed by law requires such action or inaction. Seller or any affected Affiliated Seller Entity, as the case may be, shall immediately provide to the MBFI Parties telephone notice of any such proposal or offer and shall promptly, except as may otherwise be inconsistent with the fiduciary duties of the Board of Directors of such entity as set forth in the aforesaid opinion of Kemp & Grzelakowski, Ltd., provide the MBFI Parties with the name of the party seeking to engage in such discussions or negotiations, or requesting such information, and, after receipt of a written offer or proposal from such party, a copy of any written offers, proposals, agreements or other documents with respect to such offer or proposal.

             (5) NO INTERFERENCE. Neither Seller nor any of the Affiliated Seller Entities will take any action, and each will use its reasonable best efforts to prevent any action from being taken, that would result in the imposition of special (i.e., non-statutory) stockholder, Board of Directors or other approval requirements with respect to the Mergers or any other transaction contemplated hereby or that would frustrate or interfere with the Mergers or any such transaction.

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             (6) PAYMENT OF LIABILITIES. Each of Seller and the Affiliated
Seller Entities shall pay or discharge its current liabilities when the same become due and payable, except for such liabilities as may be subject to a good faith dispute or counterclaim.

             (7) PROHIBITION AGAINST CREATION OF GOODWILL. Neither Seller nor any of the Affiliated Seller Entities shall enter into any transaction that would create goodwill or any other intangible asset on its books and records under GAAP.

             (8) COMPLIANCE WITH LAW. Neither Seller nor any of the Affiliated Seller Entities shall knowingly take any action that in any material respect violates any statute, code, ordinance, rule, regulation or judgment, order, writ, arbitral award, injunction or decree of any court, governmental agency or body or arbitrator, domestic or foreign, having jurisdiction over its properties.

             (9) MAINTENANCE OF OPERATING EXPENSE LEVELS. Except for fees and expenses incurred in connection with the transactions contemplated hereby, neither Seller nor any of the Affiliated Seller Entities shall increase the level of its operating expenses in any material respect.

             (10) MAINTENANCE OF BOOKS AND RECORDS. Seller and each of the Affiliated Seller Entities will maintain their respective books, accounts and records in accordance with GAAP or regulatory accounting principles, as the case may be. Neither Seller nor any of the Affiliated Seller Entities shall make any change in any method of accounting or accounting practice, or any change in the method used in allocating income, charging costs or accounting for income, except as may be required by law, regulation or GAAP. Neither Seller nor any of the Affiliated Seller Entities shall change any practice or policy with respect to the charging off of loans or the maintenance of its reserve for possible loan losses, except as required by law, regulation or GAAP.

             (11) MAINTENANCE OF LOAN LOSS RESERVES. Seller Subsidiary's aggregate loan loss reserve as of the Effective Date shall be, at a minimum, equal to $900,000.00.

             (12) INSIDER LOANS. The parties hereto shall, prior to the Effective Date, review each loan outstanding from each of Seller and the Affiliated Seller Entities to any executive officer, director or principal stockholder (or the related interests of such persons) of any of them, and no later than the Effective Date Seller and Seller Subsidiary shall take such actions as shall be necessary to bring current and fully collateralize any such loan that is past due.

     10. ADDITIONAL AGREEMENTS OF SELLER AND SELLER SUBSIDIARY. Seller and Seller Subsidiary each hereby covenants and agrees with the MBFI Parties that Seller and Seller Subsidiary will, or to the extent not within its sole control, will use its reasonable best efforts to, act as follows or cause the following to occur:

         (1) CONTINUING ACCESS TO INFORMATION. Seller and each of the Affiliated Seller Entities will afford to the MBFI Parties, and to their respective accountants, counsel and other representatives, reasonable access, upon receipt of reasonable prior notice, in a manner not unduly disruptive to the business of any of them, during normal business hours throughout the period prior


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to the Effective Date, to the premises, and to the books, records, files, documents and personnel of each of them, for the purpose of conducting their ongoing due diligence review of Seller and each of the Affiliated Seller Entities and their respective operations. In addition, each of Seller and the Affiliated Seller Entities agree to provide the MBFI Parties with copies of all of their respective Board of Directors informational materials as soon as practicable after the adjournment of each meeting of such Board of Directors or committee thereof.

             (2) SHARING OF FILINGS. Seller and each of the Affiliated Seller Entities promptly shall furnish the MBFI Parties with all information relating to each of them that is required under any applicable law or regulation for inclusion in any filing that any of the MBFI Parties is required to make with any regulatory or supervisory authority in order to consummate the transactions contemplated by this Agreement. The Representing Persons hereby, jointly, represent, warrant and covenant to the MBFI Parties that all information so furnished shall be true and correct in all material respects without omission of any material fact required to be stated to make the information stated therein not misleading.

             (3) NOTIFICATION. Seller and each of the Affiliated Seller Entities will promptly notify the MBFI Parties in the event that it determines that it is unable to fulfill any of the conditions to the performance of the MBFI Parties set forth in Paragraph 16 hereof for which it has any responsibility.

             (4) EVIDENCE OF TITLE. Immediately prior to Closing, and if requested by the MBFI Parties, Seller and Seller Subsidiary shall procure and deliver to the MBFI Parties, at the expense of the MBFI Parties, and in a form reasonably satisfactory to the MBFI Parties, (i) evidence of marketable title to all real estate owned by Seller or any of the Affiliated Seller Entities (the "Real Estate"), and (ii) a survey of each parcel of Real Estate identified by the MBFI Parties. On or prior to the Effective Date, Seller and Seller Subsidiary shall provide to the MBFI Parties, at the expense of the MBFI Parties, an owner's title insurance policy in a form reasonably acceptable to the MBFI Parties for each parcel of Real Estate identified by the MBFI Parties.

             (5) ACCRUALS AND RESERVES. As of the Closing, and contingent upon such Closing, Seller and the Affiliated Seller Entities shall, after consultation with the MBFI Parties, consistent with GAAP and the accounting rules, regulations and interpretations of all regulatory agencies having jurisdiction in regard thereto, as well as any applicable federal taxation rules, and provided that there shall be no change in the amount of Merger Consideration to be paid hereunder as a result thereof, modify and change their loan, accrual and reserve policies and practices (including loan classifications, levels of reserves and accruals and asset disposition strategies) to (i) reflect the plans of the MBFI Parties with respect to the conduct of the business of Seller and the Affiliated Seller Entities following the Mergers, and (ii) make adequate provisions for the cost and expenses relating thereto, so as to be applied consistently on a mutually satisfactory basis with those of the MBFI Parties; provided, however, that neither Seller nor the Affiliated Seller Entities shall be obligated to take, in any respect, any such action pursuant to this subparagraph unless and until the MBFI Parties acknowledge that all conditions to their obligation to consummate the Mergers have been satisfied or waived and Seller and Seller Subsidiary acknowledge that all conditions to their obligations to consummate the Mergers have been satisfied or waived.


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     11. ENVIRONMENTAL MATTERS.

         (1) CURRENT FACILITIES. In the event that, during the period from the date hereof until the Effective Date, any of the MBFI Parties requests that Seller or any of the Affiliated Seller Entities cause to be conducted a Phase I environmental assessment of any of the existing real property owned or leased by any of them, then Seller or the affected Affiliated Seller Entities, as the case may be, shall immediately cause such assessment to be made, at the expense of the MBFI Parties. Seller or the affected Affiliated Seller Entities, as the case may be, shall also cause any further investigation to be made as a result of the Phase I environmental assessment if the MBFI Parties requests such further investigation and such party pays the cost thereof.

         (2) FUTURE ACQUISITIONS. During the period prior to the Effective Date, should Seller or any Affiliated Seller Entity propose to acquire ownership or possession of any real property other than residential real properties, through foreclosure or repossession or otherwise, then the acquiror shall, at its own expense, cause to be conducted a Phase I environmental assessment of such real property and any further environmental investigation, sampling or analysis reasonably required to ensure that the acquiror shall not acquire ownership or possession of real property that is likely to cause the acquiror to be subject to or incur any liabilities, damages, penalties or removal, remediation or other costs as a result of its ownership or control of the property that will exceed the value of such property.

     12. CONFIDENTIALITY. In the event that the transactions contemplated by this Agreement are not consummated, the parties hereto will return to each other, unless previously destroyed, all information and data relating to such other parties as may have been delivered to them hereunder or in connection herewith, together with any and all copies thereof, and in such event, the respective parties agree to take normal and reasonable precautions so that none of their respective agents, employees, accountants, attorneys or other representatives shall divulge any confidential information relating to the business of such other parties to a third party or use the same in any manner for their own profit or benefit or the profit or benefit of any such third party. The obligation of the parties to keep information confidential shall not apply to (i) any information that (w) was already in their possession prior to the disclosure thereof by the other party or parties; (x) was then generally known to the public; (y) became known to the public without their fault or the fault of any of their agents or representatives; or (z) was disclosed to them by a third party who was not bound by an obligation of confidentiality in regard to such information, or (ii) disclosures required to be made in accordance with any law, regulation or order of a court or regulatory agency of competent jurisdiction or authority or information included in filings pursuant to Paragraph 15 hereof.

     13. STOCKHOLDERS' APPROVAL. Subject to the provisions of Paragraph
15 hereof, Seller will take all steps necessary to submit this Agreement to the Stockholders at a special meeting thereof for the purpose of acting on this Agreement (the "Meeting"), which Meeting Seller shall hold no later than March 30, 2001 (the date on which the Meeting is to be held is hereinafter referred to as the "Meeting Date"). The parties hereto acknowledge and agree that each member of the Board of Directors of Seller and each Stockholder listed on Exhibit H attached hereto will enter into a Stockholder Voting Agreement with the MBFI Parties, in the form of Exhibit I attached hereto,


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simultaneously with the execution of this Agreement and as a condition to the execution of this Agreement by the MBFI Parties.

             14. REGULATORY APPROVALS. As promptly as practicable, but in no event later than sixty (60) days after the date of this Agreement, the parties hereto will submit any and all necessary applications to the Applicable Governmental Authorities required of them, respectively, for approval of the transactions contemplated hereby, including, but not limited to, the Federal Reserve, the FDIC, the Commissioner, the OTS and the U.S. Department of Justice (Antitrust Division). The parties hereto shall cooperate with one other and shall assist one another in the preparation and filing of all such applications. The parties hereto shall use their respective best efforts to obtain, as soon as practicable, all Regulatory Approvals to be obtained by or with respect to themselves. Each party hereto shall provide the other parties with drafts of the non-confidential portions of all applications for Regulatory Approvals prior to filing the same with the Applicable Governmental Authorities and provide such other parties and their counsel with a reasonable opportunity to comment thereon prior to such filing. Thereafter, each party hereto shall provide the other parties with copies of the non-confidential portions of all filed applications, amendments thereto and correspondence; provided, however, that with respect to any confidential portions of the foregoing, each party shall provide the other parties with a copy of requests to the Applicable Governmental Authority for confidential treatment and an index of items for which confidential treatment is requested. Each party hereto shall keep the other parties reasonably informed with respect to the status of all Regulatory Approvals and the applications therefor, including, without limitation, written requests for additional information.


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     15. SELLER PROXY MATERIALS.

         (1) PREPARATION OF PROXY MATERIALS. Not later than twenty (20) days prior to the Meeting Date, Seller will deliver to the Stockholders appropriate proxy materials (the "Proxy Materials"), including a notice of the Meeting, proxy statement and form of proxy that comply with all applicable laws (such delivery date being hereinafter referred to as the "Proxy Transmittal Date"). Each of the MBFI Parties will furnish to Seller all information concerning such parties as may be required for inclusion in the Proxy Materials. In the Proxy Materials, Seller shall present this Agreement and the transactions contemplated hereby for approval by the Stockholders at the Meeting. Subject to the fiduciary obligations of the Board of Directors of Seller and each of the Affiliated Seller Entities (as communicated to such Boards by their outside counsel, Kemp & Grzelakowski, Ltd.), Seller shall include in the Proxy Materials a recommendation of its Board of Directors to the Stockholders that the Stockholders unanimously approve this Agreement. No less than five (5) business days prior to delivering the Proxy Materials and any amendment, supplement or revision thereof to the Stockholders, Seller shall submit such materials to the MBFI Parties, and their counsel, and provide such persons with a reasonable opportunity to review and comment upon such materials. Prior to responding to any comments of any regulatory or supervisory authority relating to the Proxy Materials, Seller shall review any proposed responses with the MBFI Parties. Seller hereby covenants with the MBFI Parties that the Proxy Materials (i) will comply in all material respects with applicable law, and (ii) will not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In no event, however, shall Seller be liable for any untrue statement of a material fact or omission to state a material fact in the Proxy Materials made in reliance upon, and in conformity with, written information concerning any of the MBFI Parties furnished by the MBFI Parties specifically for use in the Proxy Materials.

         (2) CONDITIONS TO DELIVERY OF PROXY MATERIALS. The Proxy Materials shall not be delivered to the Stockholders until all of the following additional conditions have been satisfied (the date of such delivery being hereinafter referred to as the "Proxy Transmittal Date"), except as the parties hereto may waive such conditions in writing:

             (1) CERTIFICATES WITH RESPECT TO REPRESENTATIONS AND WARRANTIES. Each of the MBFI Parties shall have delivered to Seller and Seller Subsidiary, and the Representing Persons shall have delivered to the MBFI Parties, five (5) days prior to the Proxy Transmittal Date, a certificate dated the date of its delivery, each certificate with respect to the Person delivering the certificate, signed by such Person, if an individual, or by an executive officer of such Person, if an entity, to the effect that, to the best knowledge of the individual signing the certificate, all representations and warranties contained in this Agreement of the Person delivering the certificate to the Person to whom the certificate is delivered are true in all material respects at and as of the date of such certificate and will be true and correct in all material respects at and as of the Proxy Transmittal Date as if such representations and warranties were made at and as of the Proxy Transmittal Date, except as specified in such certificate.

             (2) PROXY TRANSMITTAL DATE. Seller shall have given not less than five (5) days' prior written notice to the MBFI Parties of the Proxy Transmittal Date.


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     16. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE MBFI PARTIES. The
obligations of the MBFI Parties to effect the Mergers shall be subject to the fulfillment at the Effective Date of each of the following conditions (any one or more of which may be waived by the MBFI Parties, but only in writing):

         (1) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Representing Persons contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and shall continue to be true and correct in all material respects as though made at and as of the Effective Date (after giving effect to actions taken or omitted in accordance with Paragraphs 9 and 10 hereof) or, if a representation and warranty is limited to a state of facts existing as of any time prior to the Effective Date, then at and as of such time.

         (2) PERFORMANCE BY SELLER AND AFFILIATED SELLER ENTITIES. Seller and Seller Subsidiary shall have performed and satisfied in all material respects or otherwise complied in all material respects with, or caused such performance and satisfaction of and compliance with, all covenants, terms and conditions required by this Agreement to be performed and satisfied or otherwise complied with by Seller, Seller Subsidiary or any of the other Affiliated Seller Entities on or prior to the Effective Date.

         (3) NO MATERIAL ADVERSE CHANGE. During the period from July 31, 2000 to the Effective Date, there shall not have occurred any material adverse change with respect to Seller or any of the Affiliated Seller Entities. For purposes hereof, "material adverse change" shall mean any change that is material and adverse to the business, financial condition or results of operations of Seller or any Affiliated Seller Entity, or that would be adverse to the business, financial condition or results of operation of MBFI or the Bank Survivor after consummation of the Mergers, as the context may dictate; provided, however, that any such change resulting from any (i) changes in laws, rules, regulations or GAAP, or the regulatory accounting requirements or interpretations thereof that apply to Seller, any Affiliated Seller Entity or any of the MBFI Parties, as the case may be, or to similarly situated financial and/or depository institutions, or (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market rates and/or deposit rates, shall not be considered in determining if a material adverse change has occurred.

         (4) CERTIFICATION. There shall be delivered to the MBFI Parties a certificate (dated the Effective Date and signed by the President of each of Seller and Seller Subsidiary) stating that the conditions of Paragraphs 16(a) and (b) have been satisfied.

         (5) APPROVAL BY STOCKHOLDERS. The Mergers shall have been approved by the Stockholders in accordance with Illinois law and any other applicable requirements.

         (6) CORPORATE APPROVALS. All actions required to be taken by or on the part of Seller and/or Seller Subsidiary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by


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their respective Boards of Directors and by the Stockholders, and the MBFI
Parties shall have received certified copies of the resolutions evidencing such authorizations.

         (7) RECEIPT OF REQUISITE APPROVALS. All consents, approvals, waivers, exemptions, amendments and authorizations required to be obtained by Seller and/or Seller Subsidiary prior to the Effective Date for the consummation of the Mergers shall have been obtained at or prior to the Effective Date, and all filings, registrations, applications, designations and declarations required on the part of Seller and/or Seller Subsidiary prior to the Effective Date in connection with the consummation of the Mergers and such transactions shall have been made or effected at or prior to the Effective Date.

         (8) LEGAL OPINION. The MBFI Parties shall have received an opinion, dated the Effective Date, of Kemp & Grzelakowski, Ltd., outside counsel to Seller, substantially in the form of Exhibit J attached hereto.

         (9) GOVERNMENTAL APPROVAL. The transactions contemplated by this Agreement and such other documents and instruments as shall be required to give effect thereto shall have been approved by all Applicable Governmental Authorities and such approval shall not contain any material conditions that are not customarily imposed in transactions of the type contemplated hereby and which in the reasonable opinion of the MBFI Parties would materially adversely affect the benefits to them of the Mergers. Such approvals, and the transactions contemplated hereby, shall not have been contested by any federal or state governmental authority.

         (10) NO ADVERSE DECISION. No decision of any federal, state or foreign court awarding substantial damages or penalties against any of the parties or affiliates thereof in connection with any of the Mergers shall have been rendered, and no action or proceeding before any such court seeking suchdamages or penalties or a preliminary or permanent injunction or other order to prevent the consummation of any of the Mergers shall be pending.

         (11) PROCEEDINGS. All proceedings required to be taken by Seller or any of the Affiliated Seller Entities in connection with the transactions contemplated by this Agreement shall have been taken, and all documents incidental thereto shall be reasonably satisfactory in form and substance to the MBFI Parties, and the MBFI Parties shall have received copies of all documents that either of them may reasonably request in connection with said transactions and copies of the records of all corporate proceedings in connection therewith in form and substance reasonably satisfactory to the MBFI Parties.

         (12) NO LEGAL PROHIBITION. No statute, rule or regulation shall have been enacted in the United States by any governmental or regulatory agency of competent jurisdiction that would prohibit any of the Mergers.

         (13) RESIGNATIONS. Subject to the provisions of Paragraph 2(d) hereof, at or prior to Closing, the MBFI Parties shall have received a written resignation from each director of Seller and each director of each of the Affiliated Seller Entities.


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

         (14) DATA PROCESSING CONTRACT. All necessary or required actions shall have been timely taken to ensure that the data processing contract by and among Seller, those Affiliated Seller Entities that are parties to said contract and Bisys, Inc. referred to in Paragraph 9(a)(ii) hereof will be terminated, without penalty, on the currently scheduled termination date contained in said contract.

     17. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND SELLER SUBSIDIARY. The obligations of Seller and Seller Subsidiary to effect the Mergers shall be subject to the fulfillment at the Effective Date of each of the following conditions (any one or more of which may be waived by Seller and Seller Subsidiary, but only in writing):

         (1) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of each of the MBFI Parties contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and shall continue to be true and correct in all material respects as though made at and as of the Effective Date or, if a representation and warranty is limited to a state of facts existing as of any prior to the Effective Date, then at and as of such time.

         (2) PERFORMANCE BY THE MBFI PARTIES. Each of the MBFI Parties shall have performed and satisfied in all material respects or otherwise complied in all material respects with, or caused such performance and satisfaction of and compliance with, all covenants, terms and conditions required by this Agreement to be performed and satisfied or otherwise complied with by the MBFI Parties on or prior to the Effective Date.

         (3) STOCKHOLDER APPROVAL. The Holding Company Merger shall have been approved by the Stockholders in accordance with Illinois law and any other applicable requirements.

         (4) LEGAL OPINION. Seller and Seller Subsidiary shall have received an opinion, dated the Effective Date, of Schwartz, Cooper, Greenberger & Krauss, Chartered, outside counsel to the MBFI Parties, in substantially the form of Exhibit K attached hereto.

         (5) CORPORATE APPROVALS. All actions required to be taken by or on the part of the MBFI Parties to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the respective directors of each of the MBFI Parties, and the stockholders of Acquisition Sub and Bank, and Seller and Seller Subsidiary shall have received certified copies of the resolutions evidencing such authorizations.

         (6) RECEIPT OF REQUISITE APPROVALS. All consents, approvals, waivers, exemptions, amendments and authorizations required to be obtained by each of the MBFI Parties prior to the Effective Date for the consummation of the Mergers shall have been obtained at or prior to the Effective Date, and all filings, registrations, applications, designations and declarations required on the part of each of the MBFI Parties prior to the Effective Date in connection with the consummation of the Mergers shall have been made or effected at or prior to the Effective Date.

         (7) PROCEEDINGS. All proceedings required to be taken by the MBFI Parties in connection with the transactions contemplated in this Agreement shall have been taken, and all


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

documents incidental thereto shall be satisfactory in form and substance to Seller and Seller Subsidiary, and Seller and Seller Subsidiary shall have received copies of all documents that Seller and Seller Subsidiary may reasonably request in connection with said transactions and copies of the records of all corporate proceedings in connection therewith in form and substance reasonably satisfactory to Seller and Seller Subsidiary.

         (8) CERTIFICATION BY THE MBFI PARTIES. There shall be delivered to Seller and Seller Subsidiary a certificate, dated the Effective Date and signed by the President of each of the MBFI Parties, stating that the conditions of Paragraphs 17(a) and (b) hereof have been satisfied.

     18. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable on the part of such party and its affiliates, as applicable, to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable date, including, but not limited to, the execution and delivery of such additional or substitute documents or instruments as may be reasonably requested by any party hereto, and the obtaining of all required consents, approvals, waivers, exemptions, amendments and authorizations, giving of all notices, and the making or effecting of all filings, registrations, applications, designations and declarations, including, but not limited to, those described in the lists delivered in connection with and referred to in this Agreement, and each party hereto shall cooperate fully with the others (including by providing any necessary information) with respect to the foregoing. Each of the parties hereto agrees not to enter into, or agree to enter into, any transaction or perform, or agree to perform, any act that would result in any of the representations or warranties on the part of such party not being true and correct in all material respects at and as of the time immediately after the occurrence of any such transaction or event or on the Effective Date or that would be likely to jeopardize the consummation of the transactions contemplated hereby. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of MBFI, Acquisition Sub, Bank, Seller or Seller Subsidiary, as the case may be, will take all such necessary action.

     19. PAYMENT OF EXPENSES. Subject to the provisions of Paragraph 26 hereof, each party shall pay its own expenses incurred in connection with the transactions contemplated by this Agreement, and the parties hereto agree that the proper allocation of the fees and out-of-pocket expenses listed below is as indicated:

         (1) all fees and disbursements of counsel, investment bankers, consultants and accountants for the MBFI Parties shall be paid by the MBFI Parties;

         (2) all fees and disbursements of counsel, investment bankers, consultants and accountants for Seller and any of the Affiliated Seller Entities, and all fees and out-of-pocket expenses in connection with obtaining approval of this Agreement and the transactions contemplated thereby by the Stockholders, including any proxy solicitation costs, shall be paid by Seller; and


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

         (3) all filing fees and out-of-pocket expenses in connection with securing approval of this Agreement and the transactions contemplated thereby by all of the Applicable Governmental Authorities shall be paid by the party seeking such approval.

     20. PUBLICITY AND REPORTS. The parties hereto shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except as otherwise required by law, none of the parties hereto shall issue any press release, publicity statement or other public notice relating to this Agreement or any of the transactions contemplated hereby without prior consultation with the others. Seller and Seller Subsidiary shall consult with the MBFI Parties as to the content of any communication to the Stockholders with respect to this Agreement or the transactions contemplated thereby.

     21. BINDING EFFECT. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Seller or Seller Subsidiary, in whole or in part, and any attempted assignment in violation of this prohibition shall be null and void. This Agreement shall, however, be assignable by each of the MBFI Parties to an affiliate of such party without the consent of Seller or Seller Subsidiary; provided, however, that the assigning party shall remain liable hereunder and such assignee agrees to be bound by all of the assigning party's obligations hereunder. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

     22. LAW GOVERNING. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Illinois without regard to the application of that state's conflict of laws provisions.

     23. COUNTERPARTS. This Agreement may be executed in several counterparts and one or more separate documents, all of which together shall constitute one and the same instrument with the same force and effect as though all of the parties had executed the same document.

     24. AMENDMENT AND WAIVER. Any of the terms or conditions of this Agreement may be waived, amended or modified in whole or in part at any time before or after the approval of this Agreement by the stockholders of any of the parties hereto, to the extent authorized by applicable law, by a writing signed by all of the parties hereto; provided, however, that following approval by the Stockholders of the Holding Company Merger, no such amendment or modification shall be made without the further approval of such Stockholders if such amendment or modification would result in a material reduction in the Merger Consideration or violate applicable law.

     25.  TERMINATION OF AGREEMENT.

          (1) METHODS OF TERMINATION. This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of this Agreement by the stockholders of any of the parties hereto, in the following manner:

             (1) by the mutual consent, in writing, of all of the parties hereto; or


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             (2) by any party hereto, by giving written notice of such
termination to the other parties hereto if, upon the taking of the vote of the Stockholders, the required approval of the Stockholders shall not be obtained; or

             (3) by the MBFI Parties by giving written notice of such termination to Seller and Seller Subsidiary, (A) if there has been (I) a material breach of any agreement herein on the part of Seller or Seller Subsidiary which has not been cured or adequate assurance of cure given, in either case within twenty (20) calendar days following notice of such breach from such MBFI Party, or (II) a breach of a representation or warranty of Seller and/or Seller Subsidiary herein which (individually or, together with other such breaches, in the aggregate) would reasonably be expected to materially impair the ability of Seller or Seller Subsidiary to perform its obligations under this Agreement and which, in the reasonable opinion of the MBFI Parties, by its nature cannot be cured prior to September 30, 2001, (B) if any Acquisition Proposal, other than as contemplated by this Agreement, shall have been proposed by any third party (and such proposal is not opposed in writing by Seller and Seller Subsidiary within twenty (20) calendar days after Seller or Seller Subsidiary or any of the Affiliated Seller Entities shall have first received or become aware of such proposal, or Seller or Seller Subsidiary or any of the Affiliated Seller Entities, or their respective Boards of Directors, at any time shall cease to oppose such proposal or shall take, or permit Seller or Seller Subsidiary or any of the Affiliated Seller Entities to take, any action that is not consistent with opposition to such proposal) or shall have been agreed to or consummated, (C) if there shall have occurred or been proposed, after the date of this Agreement, any change in any law, rule or regulation, or after the date of this Agreement there shall have been any decision or action by any court, government or governmental agency (including, without limitation, any bank or thrift regulatory authority) that could reasonably be expected to prevent consummation of the Mergers or delay such consummation beyond September 30, 2001, or that would have a material adverse effect on Seller or Seller Subsidiary or any of the Affiliated Seller Entities; or

             (4) by Seller or Seller Subsidiary, by giving written notice of such termination to each of the MBFI Parties, (A) if there has been (I) a material breach of any agreement herein on the part of any MBFI Party which has not been cured or adequate assurance of cure given, in either case within twenty
(20) calendar days following notice of such breach from Seller or Seller Subsidiary, or (II) a breach of a representation or warranty of any MBFI Party herein which (individually or, together with other such breaches, in the aggregate) would reasonably be expected to materially impair the ability of any MBFI Party to perform its obligations under this Agreement and which, in the opinion of Seller or Seller Subsidiary, by its nature cannot be cured prior to September 30, 2001, (B) if prior to the approval of the Holding Company Merger by the Stockholders, Seller or Seller Subsidiary or any of the Affiliated Seller Entities receives an Acquisition Proposal on terms that the Board of Directors of Seller determines, after consultation with its financial advisor and based upon the written opinion of Kemp & Grzelakowski, Ltd., its outside legal counsel, (1) that to proceed with the Mergers, notwithstanding the receipt of such proposal, would violate the fiduciary duties of the directors to the Stockholders, and (2) to accept such proposal; provided, however, that neither Seller nor Seller Subsidiary shall be permitted to terminate this Agreement pursuant to this clause (B) unless it has provided the MBFI Parties with ten


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

(10) business days prior written notice of its intent to so terminate this Agreement (together with a summary of the terms of such Acquisition Proposal); or

             (5) by any party hereto, by giving written notice of such termination to the other parties, if the Mergers shall not have been consummated on or before September 30, 2001, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

         (2) FURTHER LIABILITY. If this Agreement is terminated for any reason, no party to this Agreement shall have any further liability hereunder of any nature whatsoever to the other parties hereto; provided, however, that, notwithstanding the foregoing, (i) this Paragraph 25(b) shall not preclude liability from attaching to a party who has caused the termination hereof by a willful act or a willful failure to act in violation of the terms and provisions hereof, and (ii) termination of this Agreement shall not terminate or affect the agreements of the parties contained in Paragraph 12 hereof (with respect to confidentiality), in Paragraph 26 hereof (with respect to a termination payment), or in Paragraph 19 hereof (with respect to the payment of certain expenses), the provisions of all of which paragraphs shall survive any termination of this Agreement.

     26. TERMINATION FEES.

         (1) BREACH BY THE MBFI PARTIES. If this Agreement is terminated by Seller or Seller Subsidiary pursuant to Paragraph 25(a)(iv)(A) hereof, the MBFI Parties shall, within five (5) business days after the date of such termination, jointly reimburse to Seller and Seller Subsidiary, as invoiced by Seller, the aggregate amount of all expenses incurred by Seller and Seller Subsidiary of every kind and description relating to this Agreement and the transactions contemplated hereby, not to exceed, in the aggregate, the amount of $500,000 by wire transfer of immediately available funds to such account or accounts as Seller and Seller Subsidiary shall jointly designate.

         (2) BREACH BY SELLER OR SELLER SUBSIDIARY. If this Agreement is terminated by any of the MBFI Parties pursuant to Paragraph 25(a)(iii)(A) hereof, Seller and Seller Subsidiary shall, within five (5) business days after the date of such termination, jointly reimburse to the MBFI Parties, as invoiced by the MBFI Parties, the aggregate amount of all expenses incurred by the MBFI Parties of every kind and description relating to this Agreement and the transactions contemplated hereby, not to exceed, in the aggregate, the amount of $500,000, by wire transfer of immediately available funds to such account or accounts as the MBFI Parties shall jointly designate.

         (3) ACQUISITION PROPOSAL (SELLER OR SELLER SUBSIDIARY TERMINATION). If this Agreement is terminated by Seller or Seller Subsidiary pursuant to Paragraph 25(a)(iv)(B) hereof, Seller and Seller Subsidiary shall, no later than the date on which a definitive agreement with respect to such Acquisition Proposal is executed by any or all of the Seller, the Seller Subsidiary, any of the Affiliated Seller Subsidiaries or the Stockholders, jointly reimburse to the MBFI Parties, as invoiced by the MBFI Parties, the aggregate amount of all expenses incurred by the MBFI Parties of every kind and description relating to this Agreement and the transactions contemplated hereby, not to


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exceed, in the aggregate, the amount of $500,000, by wire transfer of immediately available funds to such account or accounts as the MBFI Parties shall jointly designate.

         (4) ACQUISITION PROPOSAL (MBFI PARTY TERMINATION). If this Agreement is terminated by any of the MBFI Parties pursuant to Paragraph 25(a)(iii)(B) hereof, Seller and Seller Subsidiary shall, within five (5) business days after the date of such termination, jointly reimburse to the MBFI Parties, as invoiced by the MBFI Parties, the aggregate amount of all expenses incurred by the MBFI Parties of every kind and description relating to this Agreement and the transactions contemplated hereby, not to exceed, in the aggregate, the amount of $500,000, by wire transfer of immediately available funds to such account or accounts as the MBFI Parties shall jointly designate.

         (5) TENDER OR EXCHANGE OFFER. If any person or group of persons, other than the MBFI Parties or any of their affiliates, shall commence a tender or exchange offer for eighty percent (80%) or more of any class of securities of Seller or any Affiliated Seller Entity or the commencement by any person or group of persons, other than the MBFI Parties or any of their affiliates, of a proxy contest with respect to Seller or any Affiliated Seller Entity or the solicitation by any person or group of persons, other than the MBFI Parties or any of their affiliates, of proxies with respect to securities of Seller or any Affiliated Seller Entity prior to the Closing, and, as a consequence, any of the Mergers is not approved by the stockholders required to approve the same as and in the manner contemplated by this Agreement, Seller and Seller Subsidiary shall jointly reimburse to the MBFI Parties, as invoiced by the MBFI Parties, all of their respective expenses, of every kind and description, relating to this Agreement and the transactions contemplated hereby, not to exceed, in the aggregate, the amount of $500,000, payable immediately upon the failure of stockholders to approve the relevant Merger in such manner (a "Stockholder Failure"). If thereafter (i) any agreement is entered into by Seller or any Affiliated Seller Entity to effect a merger, sale of assets or other transaction intended to cause a change of control of Seller or any Affiliated Seller Entity, or a tender or exchange offer is made to the Stockholders for the same purpose, and (ii) none of the MBFI Partners nor any of their respective affiliates, is a party thereto, and (iii) the making of such agreement or the initiation of such tender or exchange offer occurs within twelve (12) months after the Meeting provided for in Paragraph 13 hereof should have been held, Seller and Seller Subsidiary shall jointly pay to the MBFI Parties, the aggregate additional amount of $2,000,000. Such additional amount shall be due at the closing of the transaction contemplated by such agreement or tender or exchange offer. If, however, the MBFI Parties or any of their respective affiliates is a party to such transaction, then the $2,000,000 will not be payable to them hereunder and the expense reimbursement previously paid to them shall be returned to Seller and Seller Subsidiary upon consummation of such transaction.

         (6) NON-FULFILLMENT OF OBLIGATIONS OF SELLER OR SELLER SUBSIDIARY. If Seller shall have withdrawn, or not included in the Proxy Materials, the recommendation of its Board of Directors with respect to the Holding Company Merger as provided in Paragraph 15 hereof, or Seller shall not have held the Meeting on, or by, the date as provided in Paragraph 13 hereof, or Seller or Seller Subsidiary shall not close one or more of the Mergers notwithstanding the fulfillment of all of the conditions of Paragraph 17 hereof, and, as a consequence, one or more of the Mergers is not approved by the stockholders required to approve the same as and in the manner contemplated by this Agreement, Seller and Seller Subsidiary shall reimburse to the MBFI Parties all of their


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respective expenses, of every kind and description, relating to this Agreement and the transactions contemplated hereby, not to exceed, in the aggregate, the amount of $500,000, payable immediately upon such Stockholder Failure. If thereafter (i) any agreement is entered into by Seller or any of the Affiliated Seller Entities to effect a merger, sale of assets or other transaction intended to cause a change of control of Seller or any of the Affiliated Seller Entities, or a tender or exchange offer is made to the any of the aforesaid stockholders for the same purpose, and (ii) none of the MBFI Parties, nor any of their respective affiliates, is a party thereto, and (iii) the making of such agreement or the initiation of such tender or exchange offer occurs within twelve (12) months after the Meeting provided for in Paragraph 13 hereof should have been held, Seller and Seller Subsidiary shall jointly pay to the MBFI Parties the aggregate additional amount of $2,000,000. Such additional amount shall be due at the closing of the transaction contemplated by such agreement or tender or exchange offer. If, however, the MBFI Parties or any of their respective affiliates is a party to such transaction, then the $2,000,000 will not be payable to them hereunder and the expense reimbursement previously paid to them shall be returned to Seller and Seller Subsidiary upon consummation of such transaction.

         (7) CHANGE OF CONTROL FILING. If prior to the Closing there is a filing of an application or notice other than by the MBFI Parties or any of their respective affiliates, under any federal or state law governing a proposed change of control of Seller or any of the Affiliated Seller Entities with respect to the acquisition or proposed acquisition of Seller or any of the Affiliated Seller Entities or any securities of Seller or any of the Affiliated Seller Entities, or substantially all of the assets of any of such parties, and, as a consequence, the Stockholders do not approve the Holding Company Merger, and/or the sole stockholder of Seller Subsidiary does not approve the Bank Merger, as and in the manner contemplated by this Agreement, Seller and Seller Subsidiary shall jointly reimburse to the MBFI Parties all of their respective expenses, of every kind and description, relating to this Agreement and the transactions contemplated hereby, not to exceed, in the aggregate, the amount of $500,000, payable immediately upon such Stockholder Failure. If thereafter (i) any agreement is entered into by Seller or any of the Affiliated Seller Entities to effect a merger, sale of assets or other transaction intended to cause a change of control of Seller or any of the Affiliated Seller Entities, or a tender or exchange offer is made to any of the aforesaid stockholders for the same purpose, and (ii) none of the MBFI Parties, nor any of their respective affiliates, is a party thereto, and (iii) the making of such agreement or the initiation of such tender or exchange offer occurs within twelve (12) months after the Meeting provided for in Paragraph 13 hereof should have been held, Seller and Seller Subsidiary shall jointly pay to the MBFI Parties the aggregate additional amount of $2,000,000. Such additional amount shall be due at the closing of the transaction contemplated by such agreement or tender or exchange offer. If, however, any of the MBFI Parties or any of their respective affiliates is a party to such transaction, then the $2,000,000 will not be payable to them hereunder and the expense reimbursement previously paid to them shall be returned to Seller and Seller Subsidiary upon consummation of such transaction.

         (8) OTHER CONDITIONS. If this Agreement is terminated by Seller or Seller Subsidiary pursuant to Paragraph 25(a)(iv)(B) hereof or by any of the MBFI Parties pursuant to Paragraph 25(a)(iii)(B) and thereafter (i) any agreement is entered into by Seller or any of the Affiliated Seller Entities to effect a merger, sale of assets or other transaction intended to cause a change of control of Seller or any of the Affiliated Seller Entities, or a tender offer or exchange offer for eighty percent


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(80%) or more of any class of securities of Seller or any of the Affiliated
Seller Entities is made to the holders of said securities for the same purpose, and (ii) none of the MBFI Parties, nor any of their respective affiliates, is a party thereto, and (iii) the making of such agreement or the initiation of such tender offer or exchange offer occurs within twelve (12) months after the Meeting provided for in Paragraph 13 hereof should have been held, Seller and Seller Subsidiary shall jointly pay to the MBFI Parties the aggregate amount of $2,000,000 at the date of closing of the transaction contemplated by such agreement or tender offer or exchange offer by wire transfer of immediately available funds to such account or accounts as the MBFI Parties shall jointly designate.

     27. LISTS. All of the lists required to be delivered hereunder by Seller and Seller Subsidiary, which lists are attached hereto as Schedule I, (i) shall be true and accurate in all material respects; (ii) shall have been delivered in form reasonably satisfactory to the parties to whom delivered, prior to the execution hereof; and (iii) shall be kept updated once each month, beginning on the date that is thirty (30) days from the date hereof and continuing on the same day of each succeeding month until the Closing; provided, however, that each such party's lists shall also be updated as of the close of business for such party on the last business day prior to the Closing.

     28. SURVIVAL. Except to the extent otherwise required by any provision of this Agreement, the respective representations, warranties, covenants and agreements of the parties hereto shall not survive the Effective Date, but shall terminate as of such date.

     29. NOTICES. Any notice or communication required or permitted hereunder shall be deemed received (i) upon receipt, if delivered in person, (ii) upon receipt of electronic confirmation of successful transmission, followed by a confirming telephone call to the person to whom sent, if sent via facsimile, and
(iii) within three (3) business days after the date deposited in the U.S. Mail if sent by U.S. Mail. All such notices or communications shall be addressed as follows:

                  If to any of the MBFI Parties, addressed to such party at:

                         1200 North Ashland Avenue
                         Chicago, Illinois 60622
                         Attention: Mitchell Feiger
                         (Telecopier No.  773-278-0092)

                  With a copy addressed to:

                         Schwartz, Cooper, Greenberger & Krauss, Chartered 180 North LaSalle Street, Suite 2700
                         Chicago, Illinois 60601
                         Attention:  Richard J. Firfer
                         (Telecopier No.  312-782-8416)


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

                  If to Seller or Seller Subsidiary, addressed to such party at:

                         475 East 162nd Street
                         South Holland, Illinois 60473
                         Attention: Harry Dykstra, Jr.
                         (Telecopier No. 708-333-1018)


                  With a copy addressed to:

                         Kemp & Grzelakowski, Ltd.
                         1900 Spring Road, Suite 500
                         Oak Brook, Illinois 60523
                         Attention: James Kemp
                         (Telecopier No. 630-571-7755)

or to such other address as any party hereto shall specify for itself by giving notice to the other parties in accordance with the provisions hereof.

     30. ENTIRE AGREEMENT. All exhibits, schedules and lists referred to in this Agreement are integral parts hereof, and this Agreement, together with such exhibits, schedules and lists, constitute the entire agreement among the parties hereto with respect to the matters contained herein and therein, and supersede all prior agreements and understandings among the parties with respect thereto.

     31. REMEDIES. Subject to the terms hereof, in the event of any willful breach of this Agreement in any material respect by any of the parties hereto, any other party hereto damaged shall have all of the rights, remedies and causes of action available at law or in equity to such party.





                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first hereinabove written.


MB FINANCIAL, INC.                    FSL HOLDINGS, INC.


By:                                   By:
   --------------------------------      ---------------------------------
    Mitchell Feiger, President and        Harry Dykstra, Jr., Chairman and
    Chief Executive Officer               Chief Executive Officer

MANUFACTURERS NATIONAL                FIRST SAVINGS & LOAN ASSOCIATION
CORPORATION                           OF SOUTH HOLLAND


By:                                   By:
   -------------------------------       -----------------------------
    Mitchell Feiger, President            Don A. DeGraff, President


MANUFACTURERS BANK


By:
   -------------------------------
    Mitchell Feiger,
    Chairman of the Board
    of Directors


MANUFACTURERS BANK


By:
   -------------------------------
    Burton Field, President

                                     133